---------------------------------------
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                            ASSET PURCHASE AGREEMENT

                            Dated as of June 20, 1996

                                      among

                        INTEGRATED HEALTH SERVICES, INC.,

                        SYMPHONY PHARMACY SERVICES, INC.,

                      VARIOUS OF ITS SUBSIDIARIES, SELLERS

                                       and

                     CAPSTONE PHARMACY SERVICES, INC., BUYER

                     ---------------------------------------

                                TABLE OF CONTENTS
                                -----------------
                                                                           Page

ARTICLE I: PURCHASE AND SALE OF ASSETS; ASSUMPTION OF CERTAIN
LIABILITIES; CONTRACTS......................................................-2-
       1.1      Assets......................................................-2-
       1.2      Excluded Assets.............................................-2-
       1.3      Liabilities.................................................-3-
       1.4      Contracts...................................................-4-

ARTICLE II: PURCHASE PRICE..................................................-5-
       2.1      Determination and Payment of Purchase Price.................-5-
       2.2      Adjustment to the Purchase Price............................-5-
       2.3      Allocation of Purchase Price................................-6-
       2.4      ............................................................-6-
       2.5      Registration Rights.........................................-6-
       2.6      Registration Expenses.......................................-7-
       2.7      Registration Procedures, etc................................-7-
       2.8      Indemnification Procedures, Etc............................-10-

ARTICLE III: THE CLOSING...................................................-12-
       3.1      Time and Place of Closing..................................-12-
       3.2      Buyer's Financing..........................................-12-

ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF SELLERS AND IHS..............-12-
       4.1      Organization and Standing..................................-12-
       4.2      Authority..................................................-13-
       4.3      Binding Effect.............................................-13-
       4.4      Absence of Conflicting Agreements..........................-13-
       4.5      Consents...................................................-14-
       4.6      Contracts..................................................-14-
       4.7      Financial Statements.......................................-15-
       4.8      Licenses; Permits; Certificates of Need....................-15-
       4.9      Title, Condition to Personal Property......................-16-
       4.10     Leased Real Properties.....................................-17-
       4.11     Legal Proceedings..........................................-17-
       4.12     Collective Bargaining, Labor Contracts, Employment
                    Practices, etc.........................................-17-
       4.13     ERISA......................................................-18-
       4.14     Insurance and Surety Agreements............................-18-
       4.15     Assets Comprising the Business.............................-19-
       4.16     Absence of Certain Events..................................-19-
       4.17     Compliance with Laws.......................................-20-
       4.18     Medicare and Medicaid Programs.............................-21-
       4.19     Encumbrances Created by this Agreement.....................-21-

                                       (i)

       4.20     Finders....................................................-21-
       4.21     Patents, Trademarks, Trade Names, Trade Secrets
                    and Copyrights.........................................-21-
       4.22     Environmental Matters......................................-22-
       4.23     Tax Returns................................................-22-
       4.24     Employees..................................................-22-
       4.25     No Untrue Statement........................................-23-
       4.26     Related Transactions.......................................-23-
       4.27     Restricted Stock...........................................-23-

ARTICLE V: REPRESENTATIONS AND WARRANTIES OF BUYER.........................-23-
       5.1      Organization and Standing..................................-23-
       5.2      Power and Authority........................................-23-
       5.3      Binding Agreement..........................................-24-
       5.4      Absence of Conflicting Agreements..........................-24-
       5.5      Consents...................................................-24-
       5.6      Finders....................................................-24-

ARTICLE VI: INFORMATION AND RECORDS CONCERNING THE SELLERS
       6.1      Access to Information and Records before Closing...........-24-

ARTICLE VII: OBLIGATIONS OF THE PARTIES UNTIL CLOSING......................-25-
       7.1      Conduct of Business Pending Closing........................-25-
       7.2      Negative Covenants of Sellers..............................-25-
       7.3      Affirmative Covenants of Sellers...........................-26-
       7.4      Pursuit of Consents and Approvals..........................-26-
       7.5      Supplementary Financial Information........................-26-
       7.6      H-S-R Act..................................................-27-
       7.7      Excluded Services..........................................-27-
       7.8      Nondisclosure of Confidential Information..................-27-
       7.9      Employment Agreement with David Graft......................-27-
       7.10     Exclusivity................................................-27-
       7.11     Notice of Breach...........................................-27-

ARTICLE VIII: CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.................-28-
       8.1      Representations and Warranties.............................-28-
       8.2      Performance of Covenants...................................-28-
       8.3      Delivery of Closing Certificate............................-28-
       8.4      Opinions of Counsel........................................-28-
       8.5      Legal Matters..............................................-28-
       8.6      Authorization Documents....................................-29-
       8.7      Material Adverse Effect....................................-29-
       8.8      Consents to Assignments of Employment Agreements...........-29-
       8.9      Bill of Sale and Assignment................................-29-
       8.10     Non-Competition Agreements.................................-29-

                                      (ii)

       8.11     Hart-Scott Rodino Act......................................-31-
       8.12     Employment Agreements......................................-31-
       8.13     Non-solicitation Agreements with Certain Persons...........-31-
       8.14     Documents..................................................-31-

ARTICLE IX: CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS AND IHS.....-32-
       9.1      Representations and Warranties.............................-32-
       9.2      Performance of Covenants...................................-32-
       9.3      Delivery of Closing Certificate............................-32-
       9.4      Opinions of Counsel........................................-32-
       9.5      Legal Matters..............................................-32-
       9.6      Authorization Documents....................................-33-
       9.7      Undertaking................................................-33-
       9.8      Hart-Scott Rodino Act......................................-33-
       9.9      Lender Consent.............................................-33-
       9.10     Other Documents............................................-33-

ARTICLE X:  OBLIGATIONS OF THE PARTIES AFTER CLOSING.......................-33-
       10.1     Survival of Representations and Warranties.................-33-
       10.2     Indemnification............................................-34-
       10.3     Restrictions...............................................-36-
       10.4     Delivery of Records........................................-37-
       10.5     Access to Records..........................................-37-
       10.6     Employees..................................................-37-
       10.7     Temporary License..........................................-38-
       10.8     Licensure Power of Attorney................................-38-
       10.9     Billing and Collection.....................................-38-
       10.10    Financial Consolidation Software...........................-39-
       10.11    Enforcement of Non-competes................................-39-
       10.12    Cooperation - Further Assistance...........................-39-
       10.13    Introductions..............................................-39-

ARTICLE XI: TERMINATION....................................................-39-
       11.1     Termination................................................-39-
       11.2     Effect of Termination......................................-40-
       11.3     Break-up Fee...............................................-40-

ARTICLE XII: MISCELLANEOUS.................................................-40-
       12.1     Costs and Expenses.........................................-40-
       12.2     Benefit and Assignment.....................................-40-
       12.3     Effect and Construction of this Agreement..................-40-
       12.4     Notices....................................................-40-
       12.5     Waiver, Discharge, Etc.....................................-41-
       12.6     Rights of Persons Not Parties..............................-42-
       12.7     Governing Law..............................................-42-
       12.8     Public Announcements.......................................-42-

                                      (iii)

                                    SCHEDULES
                                    ---------

Schedule 4.4      -        Absence of Conflicting Agreements
Schedule 4.5      -        Consents
Schedule 4.6(b)   -        Contracts
Schedule 4.6(c)   -        Contracts
Schedule 4.7      -        Financial Statements
Schedule 4.8      -        Material Changes
Schedule 4.9      -        Licenses; Permits, Certificates of Need
Schedule 4.12     -        Legal Proceedings
Schedule 4.13     -        Collective Bargaining, Labor Contracts, Employment
                              Practices, etc.
Schedule 4.15     -        Insurance and Surety Agreements
Schedule 4.17     -        Absence of Certain  Events
Schedule 4.18     -        Compliance  with Laws
Schedule 4.22     -        Patents, Trade Marks, Trade Names,  Trade Secrets and
                              Copyrights
Schedule 4.24(a)  -        Tax Returns
Schedule 4.25     -        Employees
Schedule 5.5      -        Consents



                                    EXHIBITS
                                    --------


Exhibit 8.9-1     -        Bill of Sale
Exhibit 8.9-2     -        Assignment of Contracts
Exhibit 9.7       -        Undertaking
Exhibit 10.9      -        Billing and Collection Agreement

                                      (iv)

                          -----------------------------

                            ASSET PURCHASE AGREEMENT

                          -----------------------------




                  This Asset Purchase  Agreement (the "Agreement") is made as of the 20th day of June, 1996, among INTEGRATED HEALTH SERVICES, INC., a Delaware corporation and SYMPHONY HEALTH SERVICES, INC., a Delaware corporation (collectively, "IHS"), SYMPHONY PHARMACY SERVICES, INC., a Delaware corporation and a wholly owned subsidiary of IHS ("Symphony Pharmacy"), PATIENT CARE PHARMACY, INC., a California corporation and a wholly owned subsidiary of Symphony Pharmacy ("PCPI"), AMCARE, INC., a California corporation and a wholly owned subsidiary of Symphony Pharmacy ("AI"), AMCARE SANTA BARBARA, INC., a California corporation and a wholly owned subsidiary of Symphony Pharmacy ("ASBI"), AMCARE HEALTH SERVICES, INC., a Pennsylvania corporation and a wholly owned subsidiary of Symphony Pharmacy ("AHSI"), PATIENT CARE PHARMACY OF COLORADO SPRINGS, INC., a Delaware corporation and a wholly-owned subsidiary of Symphony Pharmacy ("PCPCSI"), PHARMACEUTICAL DOSE SERVICES, INC., a Delaware corporation and a wholly owned subsidiary of Symphony Pharmacy ("PDSI"), HEALTHCARE PHARMACY SERVICES OF FLORIDA, INC., a Florida corporation and a wholly owned subsidiary of Symphony Pharmacy ("HPSFI"), HEALTHCARE PHARMACY SERVICES OF PENNSYLVANIA, INC., a Pennsylvania corporation and a wholly owned subsidiary of Symphony Pharmacy ("HPSPI"), HEALTHCARE PHARMACY SERVICES OF TEXAS, INC., a Texas corporation and a wholly owned subsidiary of Symphony Pharmacy ("HPSTI"), and SUNCOAST PHARMACY SERVICES, INC., a Florida corporation and a wholly owned subsidiary of Symphony Pharmacy ("SPSI" and together with Symphony Pharmacy, PCPI, AI, ASBI, AHSI, PCPCSI, PDSI, HPSFI, HPSPI, and HPSTI, the "Sellers" and each a "Seller") and CAPSTONE PHARMACY SERVICES, INC., a Delaware corporation ("Buyer").

                  WHEREAS, Sellers are engaged in the business of dispensing pharmacy products and services to long-term care facilities such as skilled nursing facilities and assisted living facilities, including long-term care facilities owned, managed or leased by IHS and/or various of its directly or indirectly owned subsidiaries ("IHS LTC Facilities") (the "Business"); and

                  WHEREAS, Buyer wishes to purchase from Sellers, and Sellers wish to sell to Buyer substantially all of the Assets (as hereinafter defined) of Sellers relating to the Business upon the terms and subject to the conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IHS, Sellers and Buyer intending to be legally bound, agree as follows:

          ARTICLE I: PURCHASE AND SALE OF ASSETS; ASSUMPTION OF CERTAIN
          -------------------------------------------------------------
                             LIABILITIES; CONTRACTS
                             ----------------------

                   1.1     Assets.

                           Subject to the terms and conditions of this Agreement
at the Closing (as hereinafter defined), and in reliance upon the covenants, representations and warranties of the other parties hereto, Sellers will sell, assign, convey, transfer and deliver to Buyer free and clear of all Liens (as such term is hereinafter defined in Section 4.9) other than Permitted Liens (as such term is hereinafter defined in Section 4.9), and Buyer will purchase and acquire from Sellers, all of the assets of Sellers which now or hereafter comprise, all of each Seller's right, title and interest in and to: accounts receivable, the proceeds collected from any Non-Assignable Receivables (as defined below); useable and saleable items of pharmaceutical product inventory, including controlled substances, dangerous drugs and prescription files, office supplies, contents and other packaging materials; pharmacy equipment, medication and treatment carts; books, records and other data relating to the Assets or the business or operations of the Business, including payroll, personnel and other employee records; facsimile machines, computers, furniture and fixtures; motor vehicles; Contracts (as hereinafter defined in Section 4.6), and all other contracts, leases, commitments, licenses, and permits; trade secrets, tradenames, trademarks, the goodwill relating to the Business, each of the corporate names listed on Schedule 4.21 hereto, and customer and supplier lists; prepaid expenses, taxes or deposits, and cash; and all other real and personal property, rights and assets in each case, which now or hereafter comprise, or which are now or hereafter used or useful in connection with the operation of, the Business (the "Assets"). Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the Assets shall not include the Excluded Assets as defined in Section 1.2 below. The services currently being performed by Sellers consist of pharmaceutical dispensing and distribution services and pharmaceutical products, including intravenous products, supplies and services, and related equipment (including without limitation, medical carts, telefacsimile machines, treatment carts, emergency boxes, convenient boxes, automated dispensing cabinets, automated medical supply cabinets and other new technology) and committed, scheduled training and education programs, pharmacy consulting services, and medical records consulting. Notwithstanding the foregoing, the said services do not include the Excluded Services.

                  1.2     Excluded Assets; Excluded Services.

                  (a)     The Assets shall  not include inventory  and  supplies
disposed of after the date hereof and prior to Closing as permitted in accordance with Article VII hereof; obsolete equipment disposed of for fair consideration, if any, after the date hereof and prior to Closing; licenses, permits and Medicaid provider numbers which may not be transferred in accordance with applicable Governmental Requirements (as such term is hereinafter defined in Section 4.4); claims against third parties, including insurance companies, for reimbursement, indemnification or under any warranties with respect to the payment or satisfaction by any Seller of any Excluded Liabilities; contracts covering or relating solely to Excluded Services; Plans (as hereinafter defined in Section 4.13); each rebate, wholesaler and group purchasing agreement of any Seller which is not assignable and which is subject to non-disclosure provisions as indicated on
Schedule 4.6 (b); use of the acquisition, accounting, legal, management information service, human resource, risk management and other corporate functions provided by IHS and the agreements, contracts, leases and commitments set forth on Schedule 4.15 hereto except to the extent same constitute Subject IHS Leases (as such term is defined in Section 1.4(b) below); tax refunds, if any in respect of tax periods ending on or prior to Closing; cash expended, disbursed or transferred after the date hereof and prior to Closing as permitted in accordance with Article VII hereof; subject to Section 10.7 below, the name "Symphony" and the goodwill related thereto; the capital stock of any Seller and, unless otherwise elected by Buyer prior to the Closing, the capital stock of Comprehensive Pharmacy Network of California, Inc.; any agreements to which Comprehensive Pharmacy Network of California, Inc. is a party; all receivables of Sellers from governmental payors which by law may not be assigned
("Non-Assignable Receivables"); the assets used solely in connection with the provision of Excluded Services (as defined below); the assets and business of Greenline Services, Inc. ("Greenline"); and the minute books, stock record books and stock ledgers and any other books, records or other data relating solely to Excluded Assets or Excluded Liabilities (as such term is defined in Section 1.3) of each Seller (collectively, the "Excluded Assets"). "Excluded Services" means:
(a) the provision to facilities operated by IHS, Community Care of America, Inc., Integrated Living Communities, Inc. ("ILC") or any entity which now or hereafter is one of their respective subsidiaries (by reason of ownership, lease or management agreement) of enteral, ostomy, colostomy, urological or wound care product dispensing and distributing services and all services related thereto; and (b) management of healthcare networks which include management of the provision of pharmacy dispensing and distribution services (provided that same shall not include actual provision of pharmacy dispensing and distribution services), other than with respect to the Walker Joint Venture or Senior Dimensions Pharmacy, Inc. Management Agreements.

                   1.3 Liabilities. At Closing, Buyer shall assume and undertake to perform all (a) Adjusted Current Liabilities (as defined below),
(b) all amounts that otherwise would be obligations of any Seller but are expressly stated to be payable by Buyer under Section 12.1 hereof, and (c) all of each Seller's liabilities, obligations and debts arising under each of the Contracts identified on Schedule 4.6, and the other leases, contracts, commitments, licenses and permits included in the Assets to the extent (and only to the extent) that they relate to the Assets or the Business, are incident to the performance in accordance with the terms of such agreements, and relate to periods on or after the Closing (collectively, all of the foregoing included in subsections (a), (b) and (c) above, being the "Assumed Liabilities"). As used herein, "Adjusted Current Liabilities" means the aggregate amount of all operating trade payables and operating expenses of Symphony Pharmacy, on a consolidated basis with the other Sellers, that would be classified as current liabilities on a balance sheet of Symphony Pharmacy as of the Closing Date prepared in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Symphony Pharmacy; provided, however, that Adjusted Current Liabilities shall not include any working capital loans or other amounts (including, without limitation, interest thereon payable to or from IHS or any of its direct or indirect subsidiaries including Sellers, or federal, state and local income taxes payable by any Seller. Except for the Assumed Liabilities, Buyer shall not assume any liabilities, debts or obligations of any of Sellers or IHS of any kind, character or description, whether accrued, absolute, contingent or otherwise, arising out of or resulting from Sellers' ownership, possession, operation or use of the Business (or any predecessor business) or the Assets or otherwise, including without limitation, any of the following such liabilities or obligations to the extent not constituting Assumed Liabilities (the "Excluded Liabilities"): (i) any liability with respect to the Business to the extent arising from any accident, occurrence, misconduct, or breach of fiduciary duty occurring prior to the Closing (but not to the extent caused by Buyer after the Closing), (ii) any liability for Taxes (as such term is hereinafter defined in
Section 4.23 (b)), including any liability for income taxes arising as a result of the transactions contemplated by this Agreement; (iii) any liability or obligation arising out of any Excluded Assets or Excluded Services; and (iv) any liability or obligation incurred in connection with (A) the negotiation, execution or performance of this Agreement and the other agreements contemplated hereby, including any and all legal, accounting, lenders' and other professional fees and expenses, or (B) any other effort(s) to sell or dispose of the Assets.

                   1.4    Contracts.

                          (a) At  Closing,  Sellers  shall  assign  all of their
respective rights, title, and interest under each Contract and under each other contract, lease, commitment, license and permit of any Seller comprising any part of the Assets to Buyer. Notwithstanding anything to the contrary contained in this Agreement, Sellers make no representations or warranties as to the assignability of the Contracts (other than as to the employment agreements referred to on Schedule 4.6(a)(i)-A (the "Employment Agreements")) or of any such other contracts, leases, commitments, licenses or permits which are included within the Assets, and Buyer shall assume all of the same as aforesaid regardless of whether the same are by their terms assignable and, upon their receipt thereof, Sellers shall deliver to Buyer any benefits received by Sellers arising out of services rendered or products supplied by Buyer under any of the same after the Closing.

                          (b) Set  forth on  Schedule 1.4(b) hereto  are certain
equipment, motor vehicle and other personal property leases to which IHS or one of its subsidiaries (other than any of the Sellers) is a party (the "Subject IHS Leases"). IHS agrees to use its commercially reasonable efforts to assign the portion of such Subject IHS Leases which pertain to the operation of the Business to Buyer at or after the Closing. Buyer shall assume all the obligations of IHS or its subsidiaries under such Subject IHS Leases to the extent such Subject IHS Leases are assigned to Buyer and relate to periods on or after such assignment.

                          (c) At  Closing, IHS  shall assign  to Buyer and Buyer
shall assume the Consulting Agreement, dated as of October 12, 1994, between IHS and Jack E. Sassone, as amended by amendments of June 23, 1995, October 10, 1995 and January 1, 1996 (the "Sassone Contract") to the extent it relates to periods on or after Closing. In addition, Buyer shall assume at Closing the obligation to pay any earn-out which becomes payable to Sassone after the Closing Date pursuant to Section 2.5 of the Asset Purchase Agreement, dated October , 1994, among IHS, Sassone, Edith Sassone, and Pharmaceutical Dose Services of La., Inc., but only to the extent that such earn-out was credited to Sassone in respect of Qualifying Beds (as defined in the said Asset Purchase Agreement) which were contracted for after the Closing Date. IHS shall continue to be responsible for any such payments which are based upon Qualifying Beds that were contracted for prior to the Closing Date.


                            ARTICLE II: PURCHASE PRICE
                            --------------------------

                  2.1 Determination and Payment of Purchase Price. Subject to adjustment as provided in this Agreement, the aggregate purchase price to be paid to Sellers for the Assets (the "Purchase Price") shall be ONE HUNDRED AND FIFTY MILLION and 00/100 ($150,000,000.00) DOLLARS. Such Purchase Price shall be payable by Buyer at the Closing as follows:

                           (a)      One    Hundred    Twenty-Five        Million
($125,000,000.00) Dollars in cash by wire transfer of immediately available funds to the account designated in writing by IHS to Buyer at least two business days prior to the Closing; and

                           (b)      Twenty-Five Million ($25,000,000.00) Dollars
by the delivery to Sellers of that number of newly issued shares of the common stock, $.01 par value, of Buyer ("Buyer Stock") as shall be equal in value to $25,000,000 based upon the average closing NASDAQ price of such stock for the twenty (20) trading day period which ends on a date which is three (3) business days prior to the Closing Date.

                           (c)      To  the extent  that  the  price  per  share
calculated in (b) above would result in the issuance of shares of Buyer Stock to the Sellers which would equal or exceed twenty (20%) percent of the then outstanding shares of Buyer Stock, the parties agree to reduce the value of Buyer Stock to be issued to Sellers to the amount which would result in the issuance to Sellers of less than twenty (20%) percent of the outstanding shares of Buyer Stock, and the cash portion of the Purchase Price shall be increased by the amount of the reduction in the value of the Buyer Stock issued to Sellers.

                  2.2 Adjustment to the Purchase Price. In the event that the Closing Date Bed Count (as defined below) shall be less than 36,500, the Purchase Price shall be reduced by an amount equal to Three Thousand ($3,000) Dollars, multiplied by the difference between 36,500 and the Closing Date Bed Count. As used herein, "Closing Date Bed Count" means the number of licensed beds immediately prior to the Closing in (a) nursing homes, (b) residential care facilities, (c) hospice care facilities, and (d) homes for the mentally retarded receiving or under contract to receive pharmaceutical products and services from any of Sellers, or from the Walker Joint Venture, or pursuant to the Management Agreement between Senior Dimensions Pharmacy, Inc. and Symphony Pharmacy, in each case, whether or not such beds are occupied. Beds in facilities which receive only medical records or consulting services, are not included in the Closing Date Bed Count.

                  2.3 Allocation of Purchase Price. The Purchase Price as adjusted pursuant to Section 2.2 (and all other capitalizable costs) shall be allocated among the various categories of Assets, and the Non-Competition Agreement (as such term is defined in Section 8.10), as shall be determined by Buyer, subject to the consent of Seller with respect to the allocation among the entities and to the Non-Competition Agreement (which consent shall not unreasonably be withheld or delayed), in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Each of the parties hereto agrees to prepare and file all tax returns (including Form 8594) in a manner consistent with such allocation and to report this transaction for Federal and state income tax purposes in accordance with such allocation of the Purchase Price and shall use their reasonable efforts to sustain such allocation in any subsequent tax audit or dispute.

                  2.4      [This Section intentionally left blank]

                  2.5 Registration Rights. IHS will have the following registration rights with respect to the shares of Buyer Stock issued as part of the Purchase Price:

                           (a)      Initial Registration. Unless Buyer Stock has
been registered pursuant to the terms of Section 2.5(b) as soon as is reasonably practicable but in any event within ninety (90) days following the Closing Date, Buyer will cause to be prepared, filed, and will use its best efforts to have declared effective by the Securities and Exchange Commission (the "Commission"), a registration of the Buyer Stock on Form S-3 or its equivalent and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for Buyer and counsel for the holders of Buyer Stock in order to comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), so as to permit a public offering and sale by the Sellers of the Buyer Stock. The Buyer will not include any securities other than Buyer Stock in such Registration Statement if such inclusion would adversely impact registration of Buyers Stock.

                           (b)      Piggyback Registration Rights.  If the Buyer
shall at any time propose to file a registration statement under the Securities Act for any sales of securities of the Buyer on behalf of the Buyer or otherwise, the Buyer shall give to Sellers written notice of such registration no later than thirty (30) days before its filing with the Commission; provided, that registrations relating solely to securities to be issued by the Buyer in connection with any acquisition, employee stock option or employee stock purchase or savings or similar plan on Form S-4 or S-8 (or successor Forms) under the Securities Act shall not be subject to this Section 2.5(b). If Sellers so request within fifteen (15) days of the sending of such notice, the Buyer shall include all of the Buyer Stock in any such registration. However, the Buyer shall not be obligated to include any portion (or all) of such Buyer Stock to the extent any underwriter or underwriters of such securities being otherwise registered by the Buyer shall determine in good faith that the inclusion of such Buyer Stock or any portion thereof) would jeopardize the successful sale of such other securities proposed to be sold by such underwriter or underwriters; provided, however that if such offering includes securities being offered for resale by other sellers of the Buyer, then the Buyer Stock may be eliminated from such offering only to the extent that the securities being offered by such other sellers also are eliminated on a pari passu basis.

                  2.6 Registration Expenses. Buyer shall bear all reasonable expenses related to any registration referred to in Section 2.5. Such costs and expenses shall include, without limitation, all underwriters' and brokers' expenses exclusive of discounts and commissions applicable to the Buyer Stock, the fees and expenses of counsel for the Buyer and of its accountants, all other costs, fees and expenses of the Buyer incident to the preparation, printing, registration and filing under the Securities Act of the registration statement and all amendments and supplements thereto, the fees and expenses of one counsel to the Sellers relating to such registration, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and Sellers. Notwithstanding the foregoing, if the net proceeds per share to Sellers are less than the price per share as determined under Section 2.1(b), Buyer shall pay any underwriting discount to the extent necessary to cause such net proceeds to equal the price per shares as determined under Section 2.1(b).

                  2.7 Registration Procedures, etc. In connection with the registration rights granted to the Sellers with respect to the Buyer Stock as provided in Section 2.5, Buyer covenants and agrees to:

                           (a)      use  its   best   efforts  to   cause   each
registration under Section 2.5 to be declared effective and to remain effective (and in compliance with the Securities Act) by such action as may be necessary or appropriate for a period of two (2) years (plus an amount of time equal to the number of days during which sales of Buyer Stock under such registration statement shall have been prohibited in any jurisdiction in which such securities are registered for sale by applicable law, court order or similar compulsion) after the effective date of such registration statement, or, if sooner, until an exemption from registration of the Buyer Stock becomes available to Sellers, including, without limitation, the filing of post-effective amendments and supplements to any registration statement or prospectus necessary to keep the registration statement current and the further qualification under any applicable Blue Sky or other state securities laws to permit such sale or distribution, all as requested by holders of Buyer Stock. The Buyer will immediately notify holders of Buyer Stock at any time when a prospectus relating to a registration statement under Section 2.5 is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                           (b)      furnish, at least five  business days before
filing a registration statement that registers such Buyer Stock, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the persons holding a majority of the Buyer Stock being so registered (the "Stockholder Counsel"), copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Sellers in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

                           (c)      notify in writing (which notice may be  sent
via fax or overnight courier) the Sellers promptly (i) of the receipt by the Buyer of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, to the extent that such comments or requirements relate to information regarding the Company or the persons selling Buyer Stock (ii) of the receipt by the Buyer of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Buyer of any notification with respect to the suspension of the qualification of such Buyer Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

                           (d)      use  its  best  efforts  to obtain the with-
drawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the Buyer Stock for sale in any jurisdiction, at the earliest possible time;

                           (e)      use its  best efforts to register or qualify
such Buyer Stock under such other securities or blue sky laws of such jurisdictions as the Sellers selling Buyer Stock reasonably request and any and all other acts and things which may be reasonably necessary or advisable to enable such persons to consummate the disposition in such jurisdictions of the Buyer Stock; provided, however, that the Buyer will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e);

                           (f)      furnish  to  the persons selling Buyer Stock
such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such persons may reasonably request in order to facilitate the public sale or other disposition of such Buyer Stock;

                           (g)      use its best efforts  to  cause  such  Buyer
Stock to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Buyer to enable the persons selling Buyer Stock to consummate the disposition of such Buyer Stock;

                           (h)      notify the persons selling  Buyer Stock on a
timely basis at any time when a prospectus relating to such Buyer Stock is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such persons, prepare and furnish to such persons a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                           (i)      make available for inspection by the persons
selling Buyer Stock, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by such persons or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Buyer (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Buyer's officers, directors and employees and any person possessing such information on behalf of the Buyer to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such registration statement; provided that any of the Information which the Buyer determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court or government agency of competent jurisdiction or (iii) such Information has been made generally available to the public; provided, however, that each such person agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Buyer and allow the Buyer, at its expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

                           (j)      use  its  best efforts  to  obtain  from its
independent certified public accountants "cold comfort" letters addressed to IHS and each person selling Buyer Stock in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

                           (k)      use its  best  efforts  to  obtain  from its
counsel an opinion or opinions addressed to IHS in customary form covering matters of the type customarily covered by such opinions;

                           (l)      provide  a  transfer   agent  and  registrar
(which may be the same entity and which may be the Buyer) for such Buyer Stock;

                           (m)      issue  to  any   underwriter  to  which  the
Sellers selling Buyer Stock may sell shares in such offering certificates evidencing such Buyer Stock (following surrender of any existing certificate for such securities);

                           (n)      otherwise  use its best  efforts  to  comply
with all applicable rules and regulations of the Commission and make available to the Buyer's security holders, as soon as reasonably practicable, publicly available earnings statements (which need not be audited) covering a period of twelve (12) months beginning within three (3) months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

                           (o)      use its best efforts to take all other steps
necessary to effect the registration of such Buyer Stock contemplated hereby.

                  2.8      Indemnification Procedures, Etc.

                           (a)  The  information  included  or  incorporated  by
reference in the registration statements filed pursuant to Section 2.5 will not, at the time any such registration statement becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein as necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier filing of such registration statement or any amendments thereto. The registration statements will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. The Buyer shall indemnify the holders of Buyer Stock to be sold pursuant to any registration statement, their successors and assigns, and each person, if any, who controls such holders within the meaning of section 15 of the Securities Act or section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") against any and all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement executed by Buyer or based upon written information furnished by Buyer filed in any jurisdiction in order to qualify the Buyer Stock under the securities laws thereof or filed with the Commission, any state securities commission or agency, NYSE or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to Buyer by the holder or its affiliate seeking indemnification expressly for use in such registration statement, any amendment or supplement thereto or any application, as the case may be. If any action is brought against the holders or any controlling person of the holders in respect of which indemnity may be sought against Buyer pursuant to this subsection 2.8(a), the holders or such controlling person shall promptly, and in any event, within thirty (30) days (provided that the failure to give prompt notice shall not relieve the indemnifying party of its indemnification obligation but such obligation shall be reduced by any damages suffered by such party resulting from a failure to give prompt notice) after the receipt thereby of a summons or complaint, notify Buyer in writing of the institution of such action and Buyer shall assume the defense of such actions, including the employment and payment of reasonable fees and expenses of counsel (reasonably satisfactory to the holders or such controlling person). The holders or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the holders or such controlling person unless (A) the employment of such counsel shall have been authorized in writing by Buyer in connection with the defense of such action, or
(B) Buyer shall not have promptly employed counsel to have charge of the defense of such action, or (C) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to Buyer (in which case, Buyer shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional principal firm of attorneys (and, if necessary, applicable firms to serve as local counsel) for the holders and/or such controlling person shall be borne by Buyer. Except as expressly provided in the previous sentence, in the event that Buyer shall have assumed the defenses of any such action or claim, Buyer shall not thereafter be liable to such holders or such controlling person for their expenses in investigating, preparing or defending any such action or claim, except for reimbursement of expenses incurred at Buyer's request (e.g., attending depositions etc.). Buyer agrees promptly to notify the holders of the commencement or any litigation or proceedings against Buyer or any of its officers, directors or controlling persons in connection with the resale of the Buyer Stock or in connection with such registration statement.

                           (b)  Each  holder  of  the  Buyer  Stock  to be  sold
pursuant to a registration statement, and his successors and assigns, shall severally, and not jointly, indemnify Buyer, any underwriter, its or their officers and directors and each person, if any, who controls Buyer or any underwriter within the meaning of section 15 of the Securities Act or section 20(a) of the Exchange Act against any and all loss, claim, damage, or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising from information containing any untrue statement of a material fact furnished in writing by or on behalf of such holder, or his successors or assigns for specific inclusion in such registration statement. However, in no event shall the obligation of a seller of Buyer Stock hereunder exceed the price received by such seller for such shares.

                           (c)      If the indemnification  provided for in this
Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, expense, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, expense, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one and of the indemnified party on the other in connection with the statement or omissions which resulted in such loss, claim, damage, expense, liability or action as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. However, in no event shall the obligation of a seller of Buyer Stock hereunder exceed the price received by such seller for such shares.

                              ARTICLE III: THE CLOSING
                              ------------------------

                     3.1 Time and Place of Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place, at the offices of Sellers, on the date which is two business days following the date on which all of the conditions to each party's obligations hereunder have been satisfied or waived or such other date as the parties may agree in writing, but in any event not later than the date which is thirty (30) days after the date of this Agreement, except to the extent expressly provided in Section 8.5, 8.11, 9.5 or 9.8, below, and provided that, for accounting purposes only, the Closing shall in any event be effective as of June 30, 1996. The date on which the Closing is held is hereinafter referred to as the "Closing Date."

                     3.2 Buyer's Financing. The parties mutually acknowledge that Buyer requires financing of approximately $100,000,000 in order to complete the transaction hereunder (the "Financing"), although the completion of the Financing is not a condition to Buyer's obligation to close under this Agreement. In the event that the Financing does not close by August 1, 1996, it is agreed that the Closing Date shall be extended for up to one hundred (100) days in order to enable Buyer to develop alternative financing sources. During this period, IHS shall cooperate with Buyer and provide reasonable assistance in identifying potential sources of the Financing. Also during this period, the parties will make such reasonable adjustments to the structure of this transaction as may be necessary to complete the Financing, provided that in no event shall any party hereto be required to agree to any such modification which would affect negatively the economic or business benefits to be derived by such party under this Agreement. In any event, if the Closing does not occur by the expiration of the said 100-day period due to Buyer's failure to complete the Financing, the break-up fee described in Section 11.3 shall be due and payable, subject to the conditions stated in Section 11.3.


           ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF SELLERS AND IHS
           -------------------------------------------------------------

                  Each of the Sellers and IHS hereby jointly and severally represents and warrants to Buyer as follows:

                  4.1 Organization and Standing. Each Seller and IHS is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation. Copies of such corporation's Articles of Incorporation and By-Laws and all amendments thereof to date, have been delivered to Buyer, and are complete and correct. Each Seller and IHS has the power and authority to own the property and assets now owned by it and to conduct the business currently being conducted by it. Each Seller is qualified to do business as a foreign corporation in each state where the failure to be so qualified would have a Material Adverse Effect. Except as set forth on Schedule 4.1, no Seller nor IHS with respect to the Ownership or use of the Assets, files franchise, income or other Tax returns in any jurisdiction based upon the ownership or use of its property therein or its derivation of income therefrom. For purposes of this Agreement, any event, circumstance or set of facts shall be deemed to have a "Material Adverse Effect" if it has, a material adverse effect on the value of the Assets or Assumed Liabilities taken as a whole or on the ability of Sellers to operate the Business consistent with past practice or on the consolidated financial position of Sellers or on the results of the operations of Sellers on a consolidated basis with respect to the period then ended.

                  4.2 Authority. Each Seller and IHS has full corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted. Each Seller and IHS has the full corporate power and authority to make, execute, deliver and perform this Agreement, including all Schedules and Exhibits hereto, and the other agreements, instruments, certificates and documents required or contemplated hereby or thereby to be executed or delivered by it ("Seller Transaction Documents") and all of the transactions contemplated hereby and thereby. Such execution, delivery, performance and consummation have been duly authorized by all necessary action, corporate or otherwise, on the part of each Seller, IHS, its respective directors and, if applicable, shareholders. Sellers and IHS each have delivered to Buyer copies of (a) its Certificate or Articles of Incorporation, (b) its Bylaws, and (c) resolutions of its Boards of Directors and, if applicable, its shareholders authorizing the transactions contemplated by this Agreement, in each case certified as true and correct by the corporate secretary of such corporation.

                  4.3 Binding Effect. This Agreement and the Seller Transaction Documents executed by each Seller and IHS constitute the legal, valid and binding obligations of such Seller and IHS, enforceable against each Seller and IHS in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights, and (b) as limited by the application of legal principles affecting the availability of specific performance, injunctive relief, and other equitable remedies.

                  4.4 Absence of Conflicting Agreements. Neither the execution or delivery of this Agreement or any of the Seller Transaction Documents by any Seller or IHS nor the performance by any Seller or IHS of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default (or an event which with notice or lapse of time or both, would constitute a breach or default) under: (a) such Seller's or IHS's Articles of Incorporation or By-Laws; or (b) any resolution adopted by the Board of Directors or the shareholders of IHS or such Seller; or (c) any judgment, order, writ, injunction, or decree of any court applicable to IHS or such Seller; or
(d) any Federal, state, local or other governmental laws or ordinances, or any applicable order, rule or regulation ("Governmental Requirements") of any Federal, state, local or other governmental department or court or other authority having jurisdiction over it ("Governmental Authorities") or applicable to such Seller or IHS except as set forth in Schedule 4.4 or as would not have a Material Adverse Effect; or (e) any agreement, indenture, contract or instrument to which such Seller or IHS is now a party or by which any of them or any of the Assets is bound, except for conflicts, breaches, or defaults arising solely by reason of the assignment of any Contracts which are not Employment Agreements at Closing, and except as set forth in Schedule 4.4 or as would not have a Material Adverse Effect.

                  4.5 Consents. Except as reflected in Schedule 4.5, except for licenses and permits which constitute Excluded Assets, and except as would not have a Material Adverse Effect if not obtained, no authorization, consent, approval, license, exemption by filing or registration by any Seller or IHS with any Governmental Authority or with the employee under any Employment Agreement, is necessary in connection with the entry into, execution, delivery and performance of this Agreement or any of the Seller Transaction Documents by any Seller or IHS, or for the consummation of the transactions contemplated hereby and thereby.

                  4.6      Contracts.

                           (a)      Schedule  4.6 (a)  sets  forth  a  true  and
correct list of each of the following contracts (written or oral) to which any Seller is a party or is bound (together with the contracts set forth on Schedule 4.6(b), the "Contracts"):

                                    (i)     each     employment,      collective
         bargaining, termination or consulting agreement with any directors, officers, employees or consultants earning in excess of $50,000 per year;

                                    (ii)    each   agreement   restricting   the
         conduct of business anywhere in the world for any period of time or the use or disclosure of any confidential or proprietary information;

                                    (iii)   each  partnership,  joint venture or
         management contract or similar arrangement or agreement which involves a right to share profits or future payments with respect to the Business or any portion thereof or the business of any other person or entity;

                                    (iv)    each agreement pursuant to which the
         services and products of the Business are provided, but excluding any of the same which cover or relate solely to Excluded Services;

                                    (v)     each   agreement,   lease  or  other
         instrument granting a leasehold interest to any Seller in real property together with any and all non-disturbance agreements with mortgagees or deed of trust beneficiaries which relate to the real property covered by such leases (the "Real Property Leases");

                                    (vi)    each agreement (whether evidenced by
         one document or a series of related documents with the same party) involving past, present, or future consideration in excess of $50,000.

                           (b)      Schedule  4.6(b)  sets forth  each  material
oral or written contract relating to the Assets or the Business not otherwise listed on Schedule 4.6(a) hereto. Except to the extent that same would not have a Material Adverse Effect, each Contract was entered into and requires performance in the ordinary course of business, is in full force and effect and constitutes a legal, valid and binding obligation enforceable against the applicable Seller in accordance with its terms, except (a) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors's rights,
(b) as limited by the application of legal principles affecting the availability of specific performance, injunctive relief and other equitable remedies, and (c) as limited by other applicable law. Sellers are not in default under any provision of any contract set forth on Schedule 4.6(a) or 4.6(b) and no condition exists which (with notice or lapse of time or both) would constitute a default by any Seller thereunder, in each case, except to the extent same would not have a Material Adverse Effect, and to the knowledge of Sellers and IHS, no other party to any of such contracts is in default under any provision of any such contract except to the extent such default would not have a Material Adverse Effect. The Sellers previously have delivered true, correct, and complete copies of each written Contract, including all amendments, modifications, renewals, supplements, and extensions thereto (except as to those which are indicated on Schedule 4.6 as being unavailable), and a written description of each oral contract currently in effect.

                  4.7      Financial Statements.

                           (a)      Attached  hereto as Schedule  4.7(a) are the
audited financial statements of Symphony Pharmacy and the other Sellers on a consolidated basis for the fiscal year ended December 31, 1995 (the "12/31/95 Financial Statements"). The Financial Statements (including any related notes thereto) are true and correct in all material respects and present fairly the financial condition and results of operations of Symphony Pharmacy and the other Sellers reflected on a consolidated basis as, at and for the periods therein specified and were prepared in accordance with GAAP applied on a basis consistent with prior periods.

                           (b)      Attached  hereto as Schedule  4.7(b) are the
unaudited income statement and balance sheet of Symphony Pharmacy and the other Sellers on a consolidated basis for the fiscal quarter ended March 31, 1996 (the "Interim Financial Statements"), which quarterly financial statements are true and correct in all material respects and present fairly the financial condition and results of operations of Symphony Pharmacy and the other Sellers reflected on a consolidated basis as, at and for the periods therein specified and were prepared in accordance with GAAP applied on a basis consistent with prior periods.

                  4.8 Licenses; Permits; Certificates of Need. Schedule 4.8 sets forth a complete and accurate list of and copy of each material license or other permit or approval of any Governmental Authority necessary to the operation of the Business heretofore obtained and that is now in effect (collectively, the "Licenses") including any such licenses, permits, or approvals required by the Federal Food and Drug Administration ("FDA"), the Federal Drug Enforcement

Agency ("DEA"), the State Pharmacy Boards ("State Boards"), and the Medicare or Medicaid programs. Each Seller owns, possesses or has the legal right to use its Licenses. No Seller is in default under any such License, which default would have a Material Adverse Effect.

                  4.9      Title, Condition to Personal Property.

                           (a)      Sellers   own,   or  have   good  and  valid
leasehold interests or licenses in, all of the personal property comprising the Assets and has good and valid title to all such personal property (tangible and intangible) (or in the case of personal property which is leased or licensed to it, Seller has the right to use such personal property superior in right to all others), subject to no liens, claims, security interests, mortgages, pledges, or encumbrances of any kind or nature whatsoever ("Liens"), other than Permitted Liens (as defined below) or Liens which shall be removed at or prior to Closing. Except to the extent it would not have a Material Adverse Effect, all of such personal property comprising equipment, improvements, furniture and other tangible personal property, whether owned or leased, is in good operating condition and repair except for normal wear and tear, and is functioning, in all respects, in the manner and for the purpose for which it was intended, and is suitable to enable Buyer to operate the Business in a normal and efficient manner. None of Sellers nor IHS has granted any option or other right to acquire any material portion of the Assets or the Business other than pursuant to this Agreement or with respect to inventory in the ordinary course of business, which option or right is in effect on the date hereof. There are no pending or, to the knowledge of Sellers and IHS, threatened condemnation proceedings relating to any of Sellers' leased properties used in connection with the Business.

                           (b)      "Permitted Liens" means:

                                    (i)     each  lien  set  forth  on  Schedule
         4.9(b) hereto;

                                    (ii)    carriers',           warehouseman's,
         mechanics, materialmen's, repairmen's or other like liens arising in the ordinary course of business which do not exceed $50,000 in the aggregate;

                                    (iii)   deposits  to secure the  performance
         of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business, provided that each such deposit shall be included in the Assets;

                                    (iv)    pledges or  deposits  in  connection
         with worker's compensation, unemployment insurance, and other social security legislation; and

                                    (v)     judgment   liens   which,   in   the
         aggregate, secure amounts not in excess of $50,000 and which are in existence less than thirty (30) days after the entry thereof and which are being contested in good faith and with respect to which adequate cash reserves have been established and with respect to which execution has been stayed or the payment of which is covered in full (subject to a reasonable and customary deductible) by insurance.

                  4.10 Leased Real Properties. No Seller owns any real property or, other than the Real Property Leases, has a leasehold interest in any real property. Each Seller has a valid leasehold interest in each of the properties covered by the Real Property Leases to which it is a party. The Real Property Leases represent all leasehold interests currently used in the operation of the Business. Each of the Sellers has the right to quiet enjoyment of the premises covered by the Real Property Leases leased by it as tenant for the full term of the lease thereof to the extent provided in such Real Property Lease, except to the extent same would not have a Material Adverse Effect.

                  4.11 Legal Proceedings. Other than as reflected on Schedule 4.11, there are no disputes, claims, actions, suits or proceedings, arbitrations or investigations, either administrative or judicial, pending, or, to the knowledge of Sellers and IHS, threatened or contemplated, against or affecting any Seller or any of the Assets or such Seller's or IHS' rights therein or the conduct or operation of the Business or the transactions contemplated by this Agreement, at law or in equity or otherwise, before or by any court or governmental agency or body, in any case, which would have a Material Adverse Effect.

                  4.12 Collective Bargaining, Labor Contracts, Employment Practices, etc. No employees of the Business (the "Employees") are represented by any labor union or similar organization except as set forth on Schedule 4.12, there are no pending or to the knowledge of IHS and each Seller, threatened activities the purpose of which is to achieve such representation of all or some of such Employees. To the knowledge of Sellers, except as set forth in Schedule 4.12, (a) the Business is operating and has been operated in compliance in all respects with all Government Requirements covering employment and employment practices, terms and conditions of employment and wages and hours, including the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act"), any such Government Requirements respecting employment discrimination, equal opportunity, affirmative action, employee privacy, wrongful or unlawful termination, workers' compensation, occupational safety and health requirements, labor/management relations and unemployment insurance, or related matters and there are no threatened or pending claims relating thereto, in each case, except to the extent such noncompliance or claims would not have a Material Adverse Effect, (b) there is no labor strike, dispute, slowdown or stoppage pending or threatened against or affecting the Business, and Sellers have not experienced any work stoppage or other labor difficulty affecting the Business in the last year which would have a Material Adverse Effect, and (c) in the event of termination of the employment of any Employee (other than any Employee referred to on Schedule 4.6(a)(i)-A), Buyer will not, pursuant to any agreement with any Seller or IHS or by reason of any representation made or plan adopted by any Seller or IHS prior to the Closing, be liable to any Employee for so-called "severance pay", parachute payments or any other similar payments or benefits, including, without limitation, post-employment healthcare (other than pursuant to COBRA) or insurance benefits, except as shall be included in the Assumed Liabilities.

                  4.13     ERISA.

                           (a)      No  Seller  nor  IHS  maintains,   or  makes
contributions to, and no Seller nor IHS has at any time in the past two years maintained or made contributions to, any employee benefit plan which is subject to the minimum funding standards of Employee Retirement Income Security Act of 1974, as amended ("ERISA") or subject to the terms of the Multi- employer Pension Plan Amendment Act of 1980.

                           (b)      Except   for  the   Employment   Agreements,
Schedule 4.13(b) sets forth each severance agreement, and each plan, agreement, arrangement or plan, bonus plan, deferred compensation agreement, employee pension, profit sharing, savings or retirement plan, group life, health, or accident insurance or other employee benefit plan, agreement, arrangement or commitment, including, without limitation, any commitment arising under severance, holiday, vacation, Christmas or other bonus plans (including, but not limited to, "employee benefit plans", as defined in Section 3(3) of ERISA maintained by Seller or IHS for any Employees or with respect to which Sellers or IHS have liability with respect to any Employees, or make or have an obligation to make contributions on behalf of Employees ("Plans"). Each Plan that covers only Employees has been identified as such on Schedule 4.13(b).

                           (c)      The IHS Retirement Savings Plan has received
a favorable determination letter from the Internal Revenue Service and nothing has occurred to adversely affect such qualification.

                           (d)      Schedule 4.13(d) identifies all Employees on
leave of absence eligible to receive health benefits, as required by the continuation health care coverage provisions of Section 4980B of the Code or
Section 601 through 608 of ERISA ("COBRA"). Notice of the availability of COBRA coverage has been provided to all Employees on leave of absence entitled thereto, and all persons electing such coverage are being (or have been, if applicable) provided such coverage.

                  4.14 Insurance and Surety Agreements. Schedule 4.14 sets forth a true and complete list of policies of fire, liability, property, workers' compensation and other forms of insurance held or owned by any Seller or IHS or otherwise in force and providing coverage for the Business or any of the property covered by the Real Property Leases or Assets. The insurance policies listed on Schedule 4.14 are in full force and effect, (i) all premiums due on or before the Closing Date have been or will be paid on or before the Closing Date,
(ii) are carried by insurers of recognized responsibility, (iii) are sufficient for compliance in all material respects with all requirements of applicable law, and (iv) insure the Business and the Assets against the types of liabilities, claims and risks against which similarly situated businesses in Seller's industry customarily insure. Each Seller and IHS is in compliance in all material respects with the provisions of such policies and, no Seller nor IHS has been advised by any of its insurance carriers of an intention to terminate or modify any such policies.

                  4.15 Assets Comprising the Business. The Assets represent all of the real and personal property, licenses, intellectual property, permits and authorizations, contracts, leases and other agreements that are necessary to the operation of the Business as now operated, except for the Excluded Assets. Except as set forth on Schedule 4.15 or except for Excluded Assets, IHS (as opposed to Sellers) does not own any personal property, licenses, intellectual property, permits or authorizations, and has not entered into any contracts, leases or other agreements that are necessary to the operation of the Business as now operated, except as otherwise expressly set forth in this Agreement. The quantities of inventory items included in the Assets are reasonable in light of the present and anticipated volume of the Business and the inventory is good, usable, merchantable, and saleable in the ordinary course of Business, in each case, as determined by Sellers in good faith and consistent with past practice. The accounts receivable of Sellers are reflected properly on their books and records in accordance with GAAP and have been billed or invoiced in the ordinary course of business consistent with past practice

                  4.16  Absence  of  Certain  Events.  Except  as set  forth  on
Schedule 4.16 or as contemplated or permitted by this Agreement or as reflected in the 12/31/95 Financial Statements (including the notes thereto) or the Interim Financial Statements (the "Financial Statements"), since December 31, 1995:

                           (a)      there   has  been  no   acquisition,   sale,
transfer, or other disposition (including any dividend, distribution, or extraordinary disbursement or expenditure) of any material properties or assets owned by Sellers (individually or in the aggregate) or used in the Business as conducted during the period prior to the Balance Sheet Date, except for the acquisition, sale, expenditure, transfer, or other disposition of inventory, cash, or other property or assets in the ordinary course of business and consistent with past practice, including funding to and from IHS and its direct or indirect subsidiaries;

                           (b)      there  has been no  change  in any  Seller's
accounting methods or practices (including any change in depreciation or amortization policies or rates), except as required by GAAP;

                           (c)      the  Business  has  been  conducted  in  the
ordinary course consistent with past practice;

                           (d)      Sellers and IHS have not mortgaged, pledged,
encumbered  or  subjected  any of the Assets to any Lien  other  than  Permitted
Liens;

                           (e)      except in the  ordinary  course of  business
consistent with past practice, or otherwise to comply with any applicable minimum wage law, there has not been any increase in the salaries or other compensation now or hereafter payable to any Employees, or increase in, or any additions to, other benefits to which any of such Employees may be entitled, including, without limitation, bonus, incentive compensation or service awards or other like benefit;

                           (f)      there  has  not  been  any   settlement   or
agreement to settle any litigation, action or proceeding before any court or governmental body relating to any Seller or their property and no Seller has received any threat thereof which, in any case, would have a Material Adverse Effect;

                           (g)      there has been no cancellation, termination,
or express waiver of any contract, agreement, lease (including real property leases), or other instrument, or any rights or claims thereunder, relating to the Business other than such cancellations, or terminations, as would not have a Material Adverse Effect when aggregated with new contracts, agreements or instruments relating to the Business;

                           (h)      there  has not been any loss of  service  of
any Employee that would have a Material Adverse Effect;

                           (i)      there    has   not   been    any    material
extraordinary item of loss, or incurrence of any material extraordinary obligation or liability;

                           (j)      there   has  not  been  any   other   event,
circumstance or set of facts which is not covered by the representations and warranties set forth in subsections (a) through (i) above and which has had or would have a Material Adverse Effect; and

                           (k)      there   has   not   been   any    agreement,
arrangement or understanding to do any of the foregoing.

                  4.17 Compliance with Laws. Sellers and, to the extent related to the Business, IHS, each licensed Employee are, in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority (including without limitation, Environmental Laws (as such term is hereinafter defined in Section 4.22) and Section 1320a-7b and
Section 1395nn of Title 42 of the United States Code or the regulations promulgated thereunder, or related state or local statutes or regulations), applicable to the Business, except where noncompliance would not have a Material Adverse Effect. Except as set forth in Schedule 4.17, during the two-year period ending on the date hereof, neither Sellers nor IHS has, received any written notice or other written communication from a Governmental Authority that alleges that the Business or any of the Assets is not in compliance with any Federal, state, local or foreign statute, law, ordinance, rule, order or regulations (including without limitation, Environmental Laws), which noncompliance would have a Material Adverse Effect. To the knowledge of Sellers, Sellers have maintained all records required to be maintained by the FDA, DEA and State Boards of Pharmacy and the Medicare and Medicaid programs as required so as not to have a Material Adverse Effect and Sellers have no knowledge of any presently existing circumstances which are likely to result in violations of any such regulations which would have a Material Adverse Effect. Neither Sellers or, to the extent related to the Business, IHS or nor any officer, director, employee, agent, or other representative of Sellers or, to the extent related to the Business, IHS or any person acting on behalf of Sellers has made, directly, or indirectly, any illegal bribes, kickbacks, or political contributions with corporate funds, illegal payments from corporate funds to governmental officials in their individual capacities, or illegal payments from corporate funds to obtain or retain business either within the United States or abroad which would have a Material Adverse Effect.

                  4.18 Medicare and Medicaid Programs. Sellers, to the extent necessary to conduct the Business in a manner consistent with past practice, are qualified for participation in the Medicare and Medicaid programs except to the extent same would not have a Material Adverse Effect. Except as reflected on
Schedule 4.18 or the Financial Statements, (a) no Seller or IHS has received any notice of recoupment with respect to the Business from the Medicaid programs, or any other third party reimbursement source (b) there is no basis for the assertion after the Closing Date of any such recoupment claim against Buyer which arose out of any transactions on the part of Sellers prior to the Closing or against any Seller for which Buyer will be liable except as reflected in the Financial Statements, and (c) to the knowledge of Sellers and IHS, no Medicare or Medicaid investigation, survey or audit is pending, threatened or imminent with respect to the operation of the Business prior to the Closing.

                  4.19 Encumbrances Created by this Agreement. Neither the execution and delivery of this Agreement by Sellers or IHS nor the execution and delivery of any of the Seller Transaction Documents creates, and the consummation of the transactions contemplated hereby or thereby will not create, any Liens on any of the Assets in favor of third parties.

                  4.20 Finders. No broker or finder has acted for any Seller or IHS in connection with the transactions contemplated by this Agreement and no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with any Seller or IHS.

                  4.21 Patents, Trademarks, Trade Names, Trade Secrets and Copyrights. Schedule 4.21 contains a complete and accurate list of all United States and foreign patents and patent applications, trademarks, service marks (registered or as to which registration has been applied for), registered trade names, and registered copyrights including, without limitation, proprietary computer software, owned in whole or in part by any Seller or used by any Seller in the Business and that, in each case, is material to the Business of the Sellers as currently conducted ("Protected Material"). There has been no infringement or misappropriation, actual or claimed, by the Sellers of any Protected Material or trade secrets owned by others, or other adverse claim (including judicial or adversary proceedings) against Sellers with respect to their usage of Protected Material or trade secrets owned by others or, to the knowledge of Sellers and IHS, by others of any Protected Material owned by or licensed to the Sellers or IHS, which would have a Material Adverse Effect. Except as set forth in Schedule 4.21, none of the Sellers or IHS is in default under any agreement pursuant to which it is licensing Protected Material of a third party or granting licenses to its own Protected Material, except for such defaults which would not have a Material Adverse Effect.

                  4.22 Environmental Matters. To the knowledge of Sellers, Sellers are in compliance in all respects with all environmental and related Governmental Requirements applicable to Sellers, the Business, the Assets and the real property covered by the Real Property Leases, including, but not limited to, the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act, and subsequent amendments, the Federal Toxic Substances Control Act, as amended, and the Clean Air Act, as amended, with respect to environmental matters, public or workplace health or safety, or hazardous, toxic or infectious wastes, materials or substances (including medical wastes) or petroleum products, materials or wastes or radioactive substances or wastes (collectively "Environmental Laws"), except to the extent noncompliance would not have a Material Adverse Effect. The foregoing representation and warranty applies to the operation of the Business and the use of the Assets including, but not limited to, the use, handling, treatment, storage, transportation and disposal of any hazardous, toxic or infectious waste, material or substance (including medical waste) or petroleum products, material or waste or radioactive substances or waste whether performed on any of the properties covered by the Real Property Leases or at any other location. To the knowledge of Sellers and IHS, no investigation or review is pending or threatened by any Governmental Authority or other party with respect to any alleged violation by Sellers or the Business of any Environmental Law, the need for any work, repairs, or demolition by any Seller, on or in connection with any property in order to comply with any Environmental Law, or any actual or threatened release (including, but not limited to, any spill, discharge, leak, emission, ejection, escape or dumping) or inadequate storage of, or contamination caused by, any hazardous, toxic or infectious waste, material or substance (including medical waste) or petroleum product, material or waste or radioactive substance or waste, or any such constituent which would have a Material Adverse Effect.

                  4.23     Tax Returns.

                           (a)      Except as set forth in Schedule 4.23(a), (i)
all Tax (as defined below) returns, statements, reports and forms or extensions with respect thereto required to be filed with any Governmental Authority on or before the Closing Date by or on behalf of any Seller (collectively, the "Tax Returns"), have been or will be timely filed on or before the Closing Date in accordance in all material respects with all applicable Governmental Requirements; and (ii) each Seller has timely paid all Taxes payable by it.

                           (b)      For purposes of this Agreement,  "Tax" means
any net income, gross income, sales, use, franchise, personal, or real property tax.

                  4.24 Employees. Attached hereto as Schedule 4.24 is the most recent payroll of the Sellers, indicating the names and compensation of their employees. All of such information is materially correct as of such date. To the knowledge of Sellers, none of the Employees, while in the employ of any of the Sellers, has ever had his or her professional license or certification denied, suspended, revoked, terminated, or voluntarily relinquished under threat of disciplinary action, or has ever been restricted in any way from performing the duties he or she is to provide for the Sellers, and there is no proceeding pending, or threatened, pursuant to which any of the foregoing may occur.

                  4.25 No Untrue Statement. None of the representations and warranties in this Article IV contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation not misleading in any material respect.

                  4.26 Related Transactions. Except for transfers of cash pursuant to IHS's customary corporate treasury and cash management functions, no transaction has been consummated or committed to between any Sellers or between any Seller and IHS on other than fair market or arms length terms.

                  4.27 Restricted Stock. All shares of Buyer Stock to be issued hereunder will be newly issued shares of Buyer. Each of the Sellers, by its acceptance of the Buyer Stock issuable hereunder, represents and warrants to Buyer that the Buyer Stock being issued hereunder is being acquired, and will be acquired, by such holder for investment for its own account and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act or the applicable state securities law; such holder acknowledges that the Buyer Stock constitutes restricted securities under Rule 144 promulgated by the Commission pursuant to the Securities Act, may have to be held indefinitely and may not be sold, transferred, assigned, pledged or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act and the rules and regulations thereunder. Each Seller has the knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of the investment, and is able to bear the economic risk of such investment. Each Seller has been provided with such materials as are generally provided to shareholders of the Buyer and has had the opportunity to make inquiries of and obtain from representatives and employees of the Buyer such other information about the Buyer as they deem necessary in connection with such investment.


               ARTICLE V: REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants to IHS and the Sellers as follows:

                  5.1      Organization  and  Standing.   Buyer  has  been  duly
incorporated and is validly existing and is in good standing under the laws of the State of Delaware.

                  5.2 Power and Authority. Buyer has full corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted. Buyer has the corporate power and authority to make, execute and deliver this Agreement including all Schedules and Exhibits hereto, and all of the instruments and agreements required to be delivered by it to IHS or any Seller at the Closing, (collectively the "Buyer Transaction Documents"), and to perform and consummate all of the transactions contemplated hereby and thereby. Buyer has delivered to IHS, (i) its Certificate of Incorporation, (ii) its Bylaws, and (iii)
resolutions of its Board of Directors, and, if applicable, shareholders authorizing the transactions contemplated by this Agreement, certified as true and correct by the corporate secretary of Buyer.

                  5.3 Binding Agreement. This Agreement has been duly executed and delivered by Buyer. This Agreement is, and when executed and delivered by Buyer at the Closing, each of the Buyer Transaction Documents executed by Buyer will be, the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights, and (b) as limited by the application of legal principles affecting the availability of specific performance, injunctive relief, and other equitable remedies.

                  5.4 Absence of Conflicting Agreements. Neither the execution or delivery of this Agreement or of any of the Buyer Transaction Documents by Buyer nor the performance by Buyer of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under (a) the Articles of Incorporation or By-Laws of Buyer; or (b) any resolution adopted by the Board of Directors or shareholders of Buyer; or (c) any judgment, order, writ, injunction, or decree of any court applicable to Buyer; or (c) any Governmental Requirement applicable to Buyer; or (d) any agreement, indenture, contract or instrument to which Buyer is now a party or by which it or any of its assets are bound and except as would not have a Material Adverse Effect.

                  5.5 Consents. Except as reflected in Schedule 5.5 or which the failure to obtain would not have a Material Adverse Effect, no authorization, consent, approval, license, exemption by filing or registration with any Governmental Authority, is necessary in connection with the entry into, execution, delivery and performance of this Agreement or any of the Buyer Transaction Documents by Buyer, or for the consummation by Buyer of the transactions contemplated hereby and thereby.

                  5.6 Finders. No broker or finder has acted for Buyer in connection with the transactions contemplated by this Agreement, and no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with Buyer.


           ARTICLE VI: INFORMATION AND RECORDS CONCERNING THE SELLERS
           ----------------------------------------------------------

                  6.1 Access to Information and Records before Closing. Prior to the Closing Date, Buyer may make, or cause to be made, such investigation of Sellers' financial and legal condition as Buyer deems necessary or advisable to familiarize itself with Sellers and/or matters relating to their history or operation. Upon reasonable prior notice, each Seller and IHS shall permit Buyer and its authorized representatives (including legal counsel and accountants), to have full access to such Seller's books and records during normal business hours, and each Seller and IHS will furnish, or cause to be furnished, to Buyer such financial and operating data and other information and copies of documents with respect to such Seller's products, services, operations and assets as Buyer shall from time to time reasonably request and as shall be in the possession or control of IHS or such Seller or which IHS or such Seller shall have the ability to obtain with reasonable efforts.


              ARTICLE VII: OBLIGATIONS OF THE PARTIES UNTIL CLOSING
              -----------------------------------------------------

                  7.1 Conduct of Business Pending Closing. Between the date of this Agreement and the Closing, IHS shall cause Sellers and Sellers shall conduct the Business diligently and in the ordinary course consistent with past practice.

                  7.2 Negative Covenants of Sellers. Without the prior written approval of Buyer, which approval shall not be unreasonably withheld, delayed or conditioned, no Seller shall and, to the extent relating to any Assets or any portion of the Business, IHS shall not, except as otherwise contemplated or permitted by this Agreement between the date hereof and the
Closing:

                           (a)       cause or permit (to the  extent  within the
control of the applicable Seller or IHS) to occur any of the events or occurrences described in Section 4.16 (Absence of Certain Events) of this Agreement;

                           (b)       take any action that would prevent  Sellers
or IHS from consummating the transactions contemplated by this Agreement;

                           (c)       cancel any material  debts or claims due to
it, except in the ordinary course of business or as would not have a Material Adverse Effect;

                           (d)       fail to comply  with any laws,  ordinances,
regulations or other governmental restrictions applicable in any respect to the Business or any of the Assets which would have a Material Adverse Effect;

                           (e)       except  as shall  be  within  the  ordinary
course of the Business consistent with prior practice, enter into any contract, lease, order, commitment or other obligation in any one case requiring payments or expenditures in excess of $50,000 that would constitute an Asset;

                           (f)       except  as shall  be  within  the  ordinary
course of the Business consistent with prior practice, and except for transfers of cash pursuant to IHS's customary corporate treasury and cash management functions, create, incur, guarantee, assume, or otherwise become liable or obligated with respect to any indebtedness, nor make any loan or advance to, or any investment in, any person or entity, nor create any lien, security interest, mortgage, right or encumbrance in any of the Assets.

                           (g)       enter into any  agreement,  arrangement  or
commitment to do any of the things described in any of (a) through (d) above.

                  7.3 Affirmative Covenants of Sellers. Between the date hereof and the Closing, each Seller and to the extent relating to any Assets or any portion of the Business, IHS, shall:

                           (a)       maintain  the Assets in  substantially  the
state of repair, order and condition as on the date hereof, reasonable wear and tear or loss by insured casualty excepted, except to the extent same would not have a Material Adverse Effect;

                           (b)       maintain  in  full  force  and  effect  all
Licenses; and shall use its commercially reasonable efforts to perform in all material respects all of its obligations under the Contracts and Licenses as such obligations come due;

                           (c)       maintain  in  full  force  and  effect  the
insurance policies and binders currently in effect with respect to Sellers, or replacements thereof;

                           (d)       use its commercially reasonable efforts: to
preserve intact their present business operations and organization; to keep available the services of their present employees and agents; and maintain their relations and good will with patients, suppliers, vendors, employees, and any others having business relating to the Business; and

                           (e)       provide Buyer with an  affidavit,  stating,
under penalty of perjury, its United States taxpayer identification number and that it is not a foreign person, pursuant to Section 1445(b)(2) of the Code.

                  7.4 Pursuit of Consents and Approvals. Promptly upon execution of this Agreement, Buyer shall use commercially reasonable efforts to obtain, at its own cost and expense, all approvals and consents of Governmental Authorities to the transfer of all transferable Licenses to Buyer and consents of any third parties to the assignment of the Employment Agreements to Buyer. Sellers shall fully cooperate with Buyer in respect thereof. The parties agree that Buyer shall not be required to obtain consent or approval for the transfer of any Medicare provider numbers prior to Closing. Buyer agrees to obtain, as soon as possible, all licenses, permits and approvals required by applicable
Governmental Requirements to purchase and resell all of the controlled substances and dangerous drugs constituting Assets.

                  7.5 Supplementary  Financial  Information.  Within twenty-five
(25) days after the end of each calendar month between the date of this Agreement and the Closing Date, Symphony Pharmacy shall provide to Buyer unaudited financial statements (including at the minimum income statement and balance sheet) for such month then ended that shall present fairly the consolidated results of the operations of Symphony Pharmacy and the other Sellers at such date and for the period covered thereby, all in accordance with GAAP applied on a basis consistent with prior periods, in each case, certified as true and correct in all material respects by the chief financial officer of Symphony Pharmacy.

                  7.6 H-S-R Act. Buyer and Sellers shall, on the date hereof, make their respective filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act") with respect to the transactions contemplated by this Agreement, and thereafter shall make any other required submissions in connection therewith. Each party shall use its best efforts to obtain early termination of the waiting period under the H-S-R for the transactions contemplated by this Agreement. Each party represents and warrants to the other that it has no reason to believe that such early termination will not be granted.

                  7.7 Excluded Services. Notwithstanding anything to the contrary contained in this Agreement, Sellers and IHS shall be entitled to amend any provider agreements which constitute Contracts to the extent necessary to exclude therefrom any Excluded Services.

                  7.8 Nondisclosure of Confidential Information. Sellers and IHS agree not to divulge, communicate, use to the material detriment of the Business, or misuse in any way, any Protected Material or trade secrets included in the Assets; provided, however, that the foregoing obligations do not apply to the extent that (a) any such disclosure is in the public domain (other than as a result of a disclosure by Sellers, IHS, or any agent or employee thereof in violation of this Section 7.8), or (b) any disclosure is necessary in connection with compliance with applicable law and in such event, to the extent practicable and permitted, after consultation with Buyer after any such disclosure.

                  7.9 Employment Agreement with David Graft. IHS will grant its consent to permit David Graft to take a leave of absence under his employment agreement with IHS so as to enable Mr. Graft to perform, at Buyer's option and expense, full-time services for Buyer for a period of up to six (6) months following the Closing Date, with a further option on the part of Buyer to extend such services for an additional six (6) months.

                  7.10     Exclusivity.

                           (a)      Until  the   earlier   of   Closing  or  the
termination of this Agreement, neither IHS nor any Seller, nor any of their respective affiliates, shall solicit, entertain, or engage in any discussions or negotiations directly or indirectly with any other party in respect of the sale of the Assets, or in respect of any merger, consolidation, or other reorganization of any or all of Sellers.

                           (b)      Until  the   earlier   of   Closing  or  the
termination of this Agreement, neither Buyer, nor any of its affiliates, shall engage in any discussions or negotiations directly or indirectly with any other party for the purpose of obtaining such party's consent to the assignment of any of the Contracts.

                  7.11 Notice of Breach. Sellers will provide prompt notice to Buyer of any event of which Seller or IHS becomes aware and which causes or, with the passage of time would reasonably be expected to cause, any representation and warranty of Sellers or IHS hereunder to be breached in any material respect.

           ARTICLE VIII: CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
           ----------------------------------------------------------

                  The obligations of Buyer to consummate the transactions contemplated by this Agreement to occur at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived in whole or in part by Buyer in writing. Upon failure of any of the following conditions, Buyer may terminate this Agreement prior to Closing pursuant to and in accordance with Article XI herein.

                  8.1 Representations and Warranties. The representations and warranties of Sellers and IHS made under this Agreement and under each Seller Transaction Document shall be true and correct in all material respects (except those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) at and as of the Closing Date, as though such representations and warranties were made at and as of such time except for changes permitted or contemplated by this Agreement.

                  8.2 Performance of Covenants. Sellers and IHS shall have performed or complied in all material respects with their respective agreements and covenants (except those agreements and covenants that are qualified by materiality, which shall be performed and complied with in all respects) required by this Agreement and the Seller Transaction Documents to be performed or complied with by them, prior to or at the Closing.

                  8.3 Delivery of Closing Certificate. An officer of each Seller and of IHS shall have executed and delivered to Buyer a certificate, dated the Closing Date, upon which Buyer may rely, certifying that the conditions set forth in Sections 8.1 and 8.2 have been satisfied.

                  8.4 Opinions of Counsel. Sellers and IHS shall have delivered to Buyer or Buyer's lenders an opinion, dated the Closing Date, of its applicable counsel, as to the matters covered by the representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.4(a), (b) and (c) and 4.11 hereof, provided that as to factual matters such counsel may rely on its actual knowledge and the truth and accuracy of the representations and warranties made by Sellers and IHS contained in this Agreement, the Seller Transaction Documents, and certificates supplied to such counsel by the Sellers, IHS and Governmental Authorities. Said opinion shall be addressed to and may be relied upon only by Buyer and its lender.

                  8.5 Legal Matters. No suit, action, investigation, or legal or administrative proceeding shall have been brought or shall have been threatened that questions the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, which in the determination of Buyer, upon advice of counsel, is reasonably likely to result in damages to Buyer in excess of $10,000,000, and no injunction or other order or decree of any Government Authority shall be in effect which prohibits Buyer from consummating the transactions contemplated by this Agreement; provided, however, that if any such injunction shall be temporary, either party may elect to extend the first date on which this Agreement may be terminated for failure to meet the condition set forth in this Section 8.5 in accordance with Article

XI hereof until a date which is forty-five (45) days following the date hereof. Notwithstanding the foregoing, the conditions to Buyer's obligations set forth in this Section 8.5 shall not be a basis for a termination by Buyer under
Section 11.1 if IHS shall have executed an agreement reasonably satisfactory to Buyer holding Buyer harmless from and against any loss or liability arising out of any of the matters described in this Section 8.5, it being understood that any such indemnification will not be subject to any of the limitations described in Section 10.2.

                  8.6 Authorization Documents. Buyer shall have received a certificate of the Secretary or other authorized officer of Seller and of IHS certifying a copy of resolutions of its Board of Directors authorizing the execution and full performance of this Agreement and the Seller Transaction Documents to which such Seller or IHS is a party and the incumbency of its officers.

                  8.7 Material Adverse Effect. Since the date of this Agreement there shall not have occurred any event or occurrence which would have a Material Adverse Effect; provided, however, that, subject to the Purchase Price adjustment provisions of Section 2.2, the termination of Contracts for the provision of services and products of the Business shall not be deemed to have a Material Adverse Effect.

                  8.8 Consents to Assignments of Employment Agreements. Each employee under each Employment Agreement shall, to the extent required, have consented to the assignment of the applicable Employment Agreement to Buyer.

                  8.9 Bill of Sale and Assignment. Each Seller shall have executed and delivered to Buyer a Bill of Sale (the "Bill of Sale") and an Assignment of Contracts instrument (the "Assignment of Contracts") respectively in the forms of Exhibits 8.9-1 and 8.9-2, and such other endorsements, assignments, and other good and sufficient instruments of conveyance and transfer (including, without limitation, assignments of any intellectual properties), in form and substance reasonably satisfactory to Buyer and its counsel, as are effective to vest in Buyer good and valid title in the Assets free and clear of all Liens, except Permitted Liens.

                  8.10 Non-Competition Agreements. IHS, on behalf of itself and all IHS Subsidiaries, shall have entered into a non-competition agreement (the "Non-Competition Agreement") with Buyer, providing that none of IHS or the IHS Subsidiaries (collectively, the "Bound Parties"), will, directly or indirectly, for a period of five (5) years after the Closing, whether as an owner, partner, shareholder, member, manager, consultant, agent or otherwise, wholly or partially own or engage in the operation, management or conduct of any business or enterprise that provides institutional pharmacy dispensing or consulting services to long-term care facilities (which facilities include, without limitation, skilled nursing facilities, nursing facilities and assisted living facilities) and which is located within a one hundred fifty (150) mile radius of either (i) any pharmacy included in the Assets or operated by Buyer or
(ii) any IHS LTC Facility; provided that no Bound Party would be prohibited from: (a) providing dispensing services for intravenous products other than to IHS LTC Facilities, (b) providing Excluded Services, or any other products currently sold or marketed by Greenline
Services, Inc., (c) providing pharmacy dispensing services to the home health market or the physician practice market, or (d) acquiring and owning any otherwise prohibited pharmacy dispensing services business as part of the acquisition of a larger business if such pharmacy dispensing services business does not constitute the principal component of the larger business and the purchaser thereof agrees to use its reasonable commercial efforts to sell such pharmacy dispensing services business as promptly as possible under the circumstances. For purposes of this Agreement, "IHS Subsidiary" shall mean any person or entity which on the date in question, directly or indirectly is controlled by IHS; and, for such purposes, IHS shall be deemed to "control" another entity if IHS is the "beneficial owner" (as that term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of greater than twenty-five percent (25%) of any class of voting securities (or other voting interests) of a controlled entity which is a publicly-traded entity, or fifty-one percent (51%) of any privately-held entity, or IHS possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled entity with respect to the matters covered by the Non-Competition Agreement, whether through ownership of stock, election of directors, by contract or otherwise. By way of clarification and not of limitation, it is understood and agreed that the following are not deemed to be IHS Subsidiaries for the purposes of this Section 8.10: Tutera Health Care Management, L.P., Integrated Living Communities, Inc., Community Care of America, Inc., and HPC America, Inc.

Such Non-Competition Agreement shall also provide that:

                  (A) (i) Buyer shall have the right to require that the fair market value of any (or all) businesses or enterprises described in subsection 8.10(d) above which are acquired by IHS or any IHS Subsidiary (each a "Permitted Acquisition Business") be appraised, at IHS's cost, by an appraisal firm of national standing, as selected by IHS, and which does not have any material business relationship with IHS or any IHS Subsidiary, and (ii) for a period of thirty (30) days after the fair market value of any such Permitted Acquisition Business has been so determined, Buyer may elect to purchase such Permitted
         Acquisition Business for cash at such fair market value price by delivery of written notice exercising such option. In the event Buyer exercises such election, Buyer shall close such acquisition within sixty (60) days after its exercise of its election. IHS and the IHS Subsidiaries will make available to such appraiser and to Buyer, its potential lender(s) and their respective professional advisors all information requested by them with respect to any such Permitted Acquisition Business;

                  (B) In the event that any court of competent jurisdiction finds the restrictions set forth in the Non-Competition Agreement unenforceable as applied to any act or condition in any specific instance, but such act or condition would nonetheless be prohibited if the Non-Competition Agreement were to impose a lesser time, geographic or scope-of-business restriction, then, as applied to such act or condition of such Bound Party, then the temporal, geographic and/or scope of business limitations contained in the Non-Competition Agreement shall automatically be modified to restrict only such acts and conditions as such court may determine to be the maximum enforceable under law; and

                  (C) Such agreement shall be enforceable except as limited by the application of legal principles affecting the availability of specific performance, injunction and other equitable remedies.

                  8.11     Hart-Scott   Rodino  Act.  All  applicable   waiting
periods under the H-S-R Act shall have expired or been terminated, and no action shall have been taken or formal protest made by the United States Department of Justice or the Federal Trade Commission or any other person or entity to prohibit the transactions contemplated by this Agreement by reason of a claimed violation of any antitrust laws. Without limiting the foregoing, no obligation arising out of the H-S-R Act shall have been imposed on Buyer to divest any material portion of its business by reason of the transactions contemplated by this Agreement. The parties shall have until a date which is forty-five (45) days following the date of this Agreement to satisfy the foregoing condition, and if the foregoing condition shall not have been satisfied by such date, either party may elect to terminate this Agreement for failure to satisfy the condition set forth in this Section 8.11 in accordance with Article XI hereof.

                  8.12 Employment Agreements. Sellers shall have assigned to Buyer the Employment Agreements with each of Ken Chen, Nancy Hoffman, Tracy Muller, Martin R. Natter and Timothy Quarberg, and Sellers shall have obtained any required consents and ratifications to effectuate such assignments.

                  8.13 Non-solicitation Agreements with Certain Persons. At or prior to Closing, Robert N. Elkins, Taylor Pickett, and Scott Robertson shall have agreed for a period of three years from the Closing Date not to solicit the institutional pharmacy goods and services dispensing business from any long-term care facility operated by IHS or any of the IHS Subsidiaries or from any long-term care facility which is currently receiving such services from any Seller; provided, however, that the foregoing shall not apply to any matter which is excluded from coverage under the Non-competition Agreement, and further provided that nothing contained in the foregoing shall be deemed to prohibit any of such persons from owning any interest in, or being an employee of any business which is so soliciting such services so long as the principal purpose of such business is not the provision of such services and such person is not actively involved with and does not provide any material assistance with respect to the provision of such services or the solicitation of such business and does not make use of any relationships which he has with any of such facilities in connection with any such solicitation. The condition set forth above may be satisfied by the agreement by IHS (x) to obtain from such executives an agreement as provided above and (y) to enforce such agreement, in each case, at the sole cost and expense of Buyer. Buyer shall indemnify and hold IHS and Sellers harmless from any Loss arising out of any actions taken by IHS or any Seller at the request of Buyer to enforce said agreement.

                  8.14 Documents. Sellers and IHS shall have furnished Buyer with all other documents, certificates and other instruments required to be furnished to Buyer pursuant to the terms hereof.

         ARTICLE IX: CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS
         --------------------------------------------------------------
                                     AND IHS
                                     -------

                  The obligations of each Seller and IHS to consummate the transactions contemplated hereby to occur at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived in whole or in part by Sellers or IHS in writing. Upon failure of any of the following conditions, Sellers or IHS may terminate this Agreement prior to Closing pursuant to and in accordance with
Article XI herein.

                  9.1 Representations and Warranties. The representations and warranties of Buyer made under this Agreement and under each Buyer Transaction Document shall be true and correct in all material respects (except those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) at and as of the Closing Date, as though such representations and warranties were made at and as of such time except for changes permitted or contemplated by this Agreement.

                  9.2 Performance of Covenants. Buyer shall have performed or complied in all material respects with its agreements and covenants (except those agreements and covenants that are qualified by materially, which shall be performed and complied with in all respects) required by this Agreement and each Buyer Transaction Document to be performed or complied with by it prior to or at the Closing.

                  9.3 Delivery of Closing Certificate. An authorized officer of Buyer shall have executed and delivered to each Seller and IHS a certificate, dated the Closing Date, upon which Sellers and IHS may rely, certifying that the conditions set forth in Sections 9.1 and 9.2 have been satisfied.

                  9.4 Opinions of Counsel. Buyer shall have delivered to Sellers and IHS an opinion, dated the Closing Date, of its counsel, as to the matters covered by the representations and warranties contained in Sections 5.1, 5.2 and
5.3 hereof, provided that as to any factual matters such counsel may rely on its actual knowledge and the truth and accuracy of the representations and warranties made by Buyer contained in this Agreement, the Buyer Transaction Documents and certificates supplied to such counsel by representatives of Buyer and of Governmental Authorities. Said opinion shall be addressed to and may be relied upon by each Seller and IHS.

                  9.5 Legal Matters. No suit, action, investigation, or legal or administrative proceeding shall have been brought or shall have been threatened that questions the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, which in the determination of IHS, upon advice of counsel, is reasonably likely to result in damages to IHS or Sellers in excess of $10,000,000, and no injunction or other order or decree of any Government Authority shall be in effect which prohibits IHS or any Seller from consummating the transactions contemplated by this Agreement; provided, however, that if any such injunction shall be temporary, either party may elect to extend the first date on which this Agreement may be terminated for failure to satisfy the condition set forth in this Section 9.5 in accordance with Article XI hereof until a date which is forty-five (45) days following the date hereof.

                  9.6 Authorization Documents. Sellers and IHS shall have received a certificate of the Secretary or other authorized officer of Buyer certifying a copy of resolutions of its Board of Directors authorizing its execution and full performance of this Agreement and the Buyer Transaction Documents to which it is a party and the incumbency of its officers.

                  9.7 Undertaking. Buyer shall have executed and delivered to the Sellers and IHS an undertaking in the form and substance of Exhibit 9.7 hereto (the "Undertaking").

                  9.8 Hart-Scott Rodino Act. All applicable waiting periods under the H-S-R Act shall have expired or been terminated, and no action shall have been taken or formal protest made by the United States Department of Justice or the Federal Trade Commission or any other person or entity to prohibit the transactions contemplated by this Agreement by reason of a claimed violation of any antitrust laws. The parties shall have until a date which is forty-five (45) days following the date of this Agreement to satisfy the foregoing condition, and if the foregoing condition shall not have been satisfied by such date, either party may elect to terminate this Agreement for failure to satisfy the condition set forth in this Section 9.8 in accordance with Article XI hereof.

                  9.9 Lender Consent. IHS shall have received the written consent of its senior secured lenders to the transaction contemplated hereunder, which consent IHS shall use commercially reasonable efforts to obtain.

                  9.10 Other Documents. Buyer shall have furnished Sellers and IHS with all other documents, certificates and other instruments required to be furnished to any of them by Buyer pursuant to the terms hereof.


               ARTICLE X: OBLIGATIONS OF THE PARTIES AFTER CLOSING
               ---------------------------------------------------

                  10.1 Survival of Representations and Warranties. All representations and warranties made by each party in this Agreement and in each Schedule and Transaction Document shall survive the Closing Date and for a period of one (1) year after the Closing notwithstanding any investigation at any time made by or on behalf of the other party, provided that (i) the representations and warranties contained in Section 4.18 (Medicare and Medicaid) and Section 4.23 (Tax), shall survive until the applicable period of limitations for audits by the applicable Governmental Authority shall have expired, and (ii) the representations and warranties contained in Section 4.17 (Compliance with Laws) shall survive for a period of eighteen (18) months after the Closing. All representations and warranties related to any claim asserted in writing prior to the expiration of the applicable survival period shall survive (but only with respect to such claim) until such claim shall be resolved and payment in respect thereof, if any is owing, shall be made.

                  10.2     Indemnification.

                           (a)      Sellers and IHS jointly and severally  shall
indemnify and defend and hold harmless Buyer and its officers, directors, employees, agents, representatives and affiliates against and with respect to any and all damages, claims, losses, penalties, liabilities, actions, fines, costs and expenses (including, without limitation, reasonable attorney's fees and expenses) (all of the foregoing hereinafter collectively referred to as "Loss"), regardless of whether an action has been filed or asserted against Buyer after the Closing Date, arising from, in connection with or with respect to the following items (i) (A) any misrepresentation or breach of warranty under this Agreement or any Seller Transaction Document, or (B) any failure to fulfill any agreement or covenant on the part of any Seller and/or IHS contained in
Article VII hereof or (ii) any failure to fulfill any agreement or covenant on the part of any Seller and/or IHS (not covered by clause (i) above) under this Agreement or; any Seller Transaction Document; (iii) any assertion or claim against Buyer of any Excluded Liability; (iv) a determination that the sale of the Assets hereunder is ineffective against any creditor of Sellers (other than Assumed Liabilities) or any taxing authority or other entity asserting any similar claim against Sellers; (v) any and all actions, suits, proceedings, judgments, settlements (to the extent approved or entered into by IHS as hereinafter provided), costs, penalties and legal and other expenses incident to any of the foregoing.

                           (b)      Buyer  shall  indemnify  and defend and hold
harmless Sellers and IHS and their respective officers, directors, employees, agents and affiliates against and with respect to any and all Losses regardless of whether an action has been filed or asserted against Seller or IHS after the Closing Date, arising from, in connection with or with respect to the following items: (i) any misrepresentation, breach of any warranty, or failure to fulfill any agreement or covenant on the part of Buyer under this Agreement or any Buyer Transaction Document, (ii) any Loss arising out of the operation or ownership of the Assets or the operation of the Business after the Closing Date or out of any of the Assumed Liabilities, (iii) the use by Buyer of the names referred to in
Section 10.7 (provided that, without implying that any indemnification obligations covered by this Section 10.2 include consequential damages, it is expressly understood that Buyer shall not be required to indemnify IHS or any Seller for consequential damages by reason of this clause (iii)), and (iv) any and all actions, suits, proceedings, judgements, settlements (to the extent approved or entered into by Buyer as hereinafter provided), costs, penalties and legal and other expenses incident to any of the foregoing.

                           (c)      Any claim  for  indemnification  under  this
Section 10.2 must be asserted by written notice by a date which is one (1) year following the Closing Date, except that (i) any claim based upon a breach of the representations and warranties contained in Section 4.18 (Medicare and Medicaid) or Section 4.23 (Tax) may be asserted until the applicable period of limitations for audits by the applicable Governmental Authority shall have expired, and (ii) any claim based upon a breach of the representations and warranties contained in
Section 4.17 (Compliance with Laws) may be asserted until the date which is eighteen (18) months following the Closing Date.

                           (d)      At any  time,  the  aggregate  liability  of
Sellers and IHS for indemnification under this Agreement and the Transaction Documents shall not exceed (i) $55,000,000, less (ii) the aggregate amount that previously shall have been paid to Buyer pursuant to the indemnification provisions of this Agreement by IHS and Sellers.

                           (e)      Notwithstanding  anything  to  the  contrary
contained in this Agreement, no Seller nor IHS shall be liable under the indemnification provisions of this Section 10.2 or otherwise have any liability for any misrepresentation or breach of warranty or covenant under this Agreement or otherwise in connection with the transactions contemplated hereby to the extent that the Loss constitutes an Assumed Liability.

                           (f)      If any action or proceeding be commenced, or
if any claim, demand or assessment be asserted, in respect of which any party ("Indemnitee") proposes to hold any other party ("Indemnitor") liable under the indemnity provisions of this Section 10.2 or otherwise under this Agreement or in connection with the transactions contemplated hereby (a "Claim"), then if the Indemnitor shall, at its option, acknowledge its indemnification obligation and notify Indemnitee of its election to contest or defend any such Claim, such Indemnitor shall be entitled, at its sole cost and expense, to contest or defend the same with counsel of its own choosing, and Indemnitee shall not admit any liability with respect thereto or settle, compromise, pay or discharge the same without the prior written consent of the Indemnitor so long as any Indemnitor is contesting or defending the same in good faith, and Indemnitee (and its successors and assigns) shall cooperate with the Indemnitor in the contest or defense thereof (and the Indemnitor shall reimburse Indemnitee for the Indemnitee's reasonable actual out-of-pocket expenses incurred in connection with such cooperation) and Indemnitee shall enter into any settlement with respect thereto recommended by Indemnitor so long as the amount of such settlement is paid by the Indemnitor and no obligation to perform or refrain from performing any act shall be imposed upon Indemnitee by reason thereof and such settlement otherwise is reasonable.

                                    (i)     Notwithstanding  the foregoing,  any
Indemnitee shall be entitled to conduct its own defense at the reasonable cost and expense of the Indemnitor if it would materially prejudice the Indemnitee due to the nature of any claims or counterclaims presented or by virtue of a conflict between the interest of the Indemnitee and the Indemnitor, and provided further that in any event the Indemnitee may participate in such defense at its own expense. If Indemnitee shall have given Indemnitor at least thirty (30) days prior written notice that it intends to assume the defense of any Claim and if the Indemnitor fails to assume the defense of such Claim as provided above by the end of such thirty (30) day period or such later reasonable time (which shall be such period of time as will not result in prejudice to the rights of the Indemnitee), then the Indemnitee shall have the right to prosecute and conduct its own defense by counsel of its choice, and in connection therewith shall have full right to conduct the defense thereof and to enter into any compromise or settlement thereof with the consent of the Indemnitor (which shall not unreasonably be withheld, conditioned or delayed). Such defense shall be at the cost and expense of the Indemnitor if it is subsequently determined that the Indemnitor was obligated to defend or indemnify the Indemnitee with respect to such action, proceeding, claim, demand or assessment.

                                    (ii)    It is  specifically  understood  and
agreed that in the event a misrepresentation or breach of warranty or covenant is discovered by Buyer after the Closing, the remedy of Buyer shall be limited to the indemnification as set forth in this Section 10.2, and Buyer shall not be entitled to a rescission of this Agreement.

         The obligation of each Indemnitor hereunder shall be without right of set-off or hold-back in respect of any claim, counterclaim or cross claim such Indemnitor may have or allege against any Indemnitee, whether under this Agreement or otherwise, and such Indemnitor hereby waives any such right of set-off or hold-back it may have or allege to have.

                  10.3     Restrictions.

                           (a)      From and after the Closing Date, none of IHS
and Sellers shall disclose, to any person or entity, or make use of, without the authorization of Buyer, any non-public pricing strategies or records of any Seller, any proprietary data or trade secrets owned by any Seller and included in the Assets or any financial or other information about any Seller; provided that the foregoing restrictions shall not apply to any information which:

                                    (i)     is or becomes publicly known through
no negligent or wrongful act or omission on the part of Seller or IHS; or

                                    (ii)    is  or  becomes   available  to  the
disclosing party on a non- confidential basis from a third party without a similar restriction and without breach of this Agreement; or

                                    (iii)   is approved for release by Buyer; or

                                    (iv)    is  required  to  be   disclosed  in
accordance with applicable law.

                           (b)      No  Solicitation  of  Employees.  During the
period terminating on the second anniversary of the Closing Date, no Seller shall and IHS shall not, directly or indirectly through any entity controlled directly or indirectly by any of them, solicit for purposes of employment, any Employee; provided, however, that the foregoing shall not apply to general advertisements or other appeals seeking employees generally made to the public.

                           (c)      (i)     Until the fifth  anniversary  of the
Closing Date, IHS shall take, and shall cause each IHS Subsidiary to take, all actions which are reasonably necessary to maintain in full force and effect in accordance with its terms each agreement between IHS or any IHS Subsidiary and Buyer pursuant to which any institutional pharmacy goods or services are dispensed by Buyer, and IHS shall not take, and shall not permit any IHS Subsidiary to take, any action which is not in the ordinary course of business, consistent with past practice, which would cause a modification, amendment or termination of such agreement.

                                    (ii)    Without  limitation  of  clause  (i)
above, until the fifth anniversary of the Closing Date, IHS agrees that it will not, and it will not permit any IHS Subsidiary to, enter into any new agreement or arrangement with any provider of institutional pharmacy dispensing services involving provision of such services pursuant to such new agreement or arrangement to three or more long-term care facilities owned, managed or leased by IHS and/or IHS Subsidiaries.

                           (d)      IHS and  each  Seller  acknowledge  that the
restrictions contained in this Section 10.3 may be specifically enforced.

                  10.4 Delivery of Records. On the Closing Date, each Seller shall deliver, cause to be delivered, or make available to Buyer all records and files then in such Seller's possession relating to the operation of the Business.

                  10.5 Access to Records. After the Closing, at reasonable times and on reasonable notice, Sellers shall have access to the books and records pertaining to their operations which were delivered to Buyer (and shall be permitted to make copies of any portion thereof), and Buyer shall retain such books and records for a period of six years after the Closing Date, except as hereinafter provided. Buyer shall notify Sellers of its intention to dispose of or destroy any of such books and records and, upon any Seller's request, shall deliver such books and records to such Seller.

                  10.6     Employees.

                           (a)      Buyer agrees to make offers of employment to
substantially all of the Employees. Any Employee on short term disability or long term disability as set forth on Schedule 10.6-A shall be offered employment by Buyer only when and to the extent that such Employee would have been entitled to reemployment under Sellers' applicable written leave of absence or other written employment policies relating to the Business. Buyer agrees to indemnify, and on demand defend and hold IHS and Sellers harmless from and against and with respect to any and all damage, loss, liability, deficiency, cost and expense (including, without limitation, reasonable attorneys' fees and costs), arising out of any failure to give any required notices to appropriate persons with respect to employment issues that may arise following the sale contemplated by this Agreement under the WARN Act and any other applicable similar state notification laws of the States of New Jersey and Minnesota. Buyer's foregoing indemnification obligations shall not apply to the extent that any notifications are required by reason of actions taken by Sellers or IHS.

                           (b)      By no later than  December 31,  1996,  Buyer
agrees to make available health care benefits (comparable in coverage and rates to that currently provided by Buyer to its own employees) to the Employees (who become and remain employees of Buyer pursuant to subsection (a) above) pursuant to COBRA. Seller shall provide a list bill of all Employee COBRA enrollees each month and a statement of claims and fixed costs incurred by the fifteenth of the next month. Until Buyer shall comply with its obligations under the first sentence of this subsection (b), Buyer shall reimburse Sellers within five (5) days of submission of an invoice to Buyer setting forth the amount due (which invoices shall not be presented more frequently than monthly), for the greater of (x) the COBRA equivalent premiums and (y) the actual fixed costs and claims incurred after the Closing with respect to Employees and their qualified beneficiaries.

                           (c)      IHS  and   Sellers   shall   provide   COBRA
coverage, to the extent elected, to any Employee and their respective qualified beneficiaries if such person had a qualifying event occurring before or on the Closing Date. On the Closing Date, Sellers shall provide each Employee and his qualified beneficiaries a notice as described in Section 4980B of the Code concerning his right to continuation coverage of IHS's or Sellers' group health benefits and, to the extent elected, provide such coverage.

                  10.7 Temporary License. Symphony Pharmacy hereby grants a non-exclusive royalty free license to Buyer to use the stock of stationery included in the Assets and containing the names "Symphony" or any of the names listed on Schedule 4.21 in connection with the operation of the Business during the period commencing on the Closing Date and terminating 180 days thereafter.

                  10.8 Licensure Power of Attorney. At the request of Buyer, Sellers shall execute such powers of attorney as Buyer may reasonably deem necessary to allow Buyer to utilize any licenses or permits of any Seller which are not transferable to Buyer for a period not to exceed that permitted by applicable law without penalty, premium or the like, provided, as a condition precedent to any Seller's execution of such instrument, Buyer shall also provide Sellers with (a) appropriate covenants that (i) the Assets following Closing shall be operated in accordance with all applicable laws, rules, regulations and third party payor requirements in all material respects and that all goods and services shall be provided in accordance with customary and accepted standards of care and (ii) Buyer shall use its best efforts to obtain, as soon as reasonably possible, new licenses, with release of Sellers from any liability resulting from post-Closing operations, and (b) indemnification against all Loss arising out of the grant of such powers of attorney and the use thereof in form and substance reasonably acceptable to Sellers.

                  10.9 Billing and Collection Agreement. At the Closing, the parties shall enter into a Billing and Collection Agreement in the form and substance of Exhibit 10.9 hereto pursuant to which Buyer shall collect all of the Non-Assignable Receivables on behalf of Sellers. Buyer shall not receive a fee for such services.

                  10.10 Financial Consolidation Software. IHS agrees to make its financial consolidation software with respect to the Business available to Buyer, at Buyer's sole cost and expense, until December 31, 1996.

                  10.11 Enforcement of Non-competes. IHS agrees to take any and all actions necessary, including, without limitation, commencement of legal proceedings, to enforce each of the non-competition agreements set forth on
Schedule 10.11 hereto upon the request of Buyer. Buyer shall indemnify and hold IHS and Sellers harmless from any Loss arising out of taking any such actions.

                  10.12 Cooperation - Further Assistance. From time to time, as and when reasonably requested by Buyer after the Closing, Sellers will execute and deliver, or cause to be executed and delivered, all such documents, instruments and consents and will use reasonable efforts to take all such other action as may be reasonably necessary to carry out the intent and purposes of this Agreement, and to vest in Buyer good title to, possession of and control of all of the Assets. Notwithstanding the foregoing, Sellers shall not be obligated to obtain any consents to assignments of any Contracts other than Employment Agreements.

                  10.13 Introductions. Following the Closing, IHS, through one or more of its senior executives, will provide Buyer with introductions to representatives of Community Care of America, Inc., Tutera Health Care Management, L.P., and Integrated Living Communities, Inc., for the purpose of familiarizing such companies with the pharmacy services available from Buyer after the Closing.


                             ARTICLE XI: TERMINATION
                             -----------------------

                  11.1 Termination. This Agreement may be terminated at any time at or prior to the time of Closing by:

                           (a)      Buyer,  if any  condition  precedent  to the
obligations of Buyer hereunder, including without limitation those conditions set forth in Article VIII hereof, have not been satisfied by a date which is thirty (30) days following the date of this Agreement, except as otherwise provided in Section 8.5 or 8.11 hereof;

                           (b)      IHS,  if  any  condition  precedent  to  the
obligations of any Seller or IHS hereunder, including without limitation those conditions set forth in Article IX hereof, have not been satisfied by a date which is thirty (30) days following the date of this Agreement, except as otherwise provided in Section 9.5 or 9.8 hereof;

                           (c)      as otherwise provided in this Agreement; or

                           (d)      the mutual consent of Buyer and IHS.

                  11.2 Effect of Termination. Subject to the provisions of 11.3, below, if a party terminates this Agreement because one of its conditions precedent has not been fulfilled, or if this Agreement is terminated by mutual consent, this Agreement shall become null and void without any liability of any party to the other; provided, however, that if such termination is by reason of the breach by Sellers or IHS of any of their representations, warranties, or obligations under this Agreement, Buyer shall be entitled to be indemnified for any Loss incurred by it by reason thereof in accordance with Section 10.2 hereof (and for such purposes such Section 10.2 shall survive the termination of this Agreement).

                  11.3 Break-up Fee. In the event that this Agreement is terminated pursuant to Section 11.1 for any reason other than (i) the failure of any of the conditions to Buyer's obligations to close as set forth in Article VIII, or the failure of any of the conditions to Seller's obligations to close as set forth in Section 9.5, 9.8, and 9.9, then in such event, and provided that Sellers are not then in breach of any of their obligations under this Agreement in any material respect, the Buyer shall pay to Sellers, promptly upon demand by Sellers, a cash break-up fee in the amount of $12,500,000, which amount the Sellers agree to accept as full liquidated damages hereunder.


                           ARTICLE XII: MISCELLANEOUS
                           --------------------------

                  12.1 Costs and Expenses. Except as expressly otherwise provided in this Agreement, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby. Buyer shall pay all sales, transfer, recording, and stamp taxes payable in connection with any of the transactions contemplated by this Agreement. Buyer shall pay the application fees in connection with the filings required under the H-S-R Act.

                  12.2 Benefit and Assignment. This Agreement binds and inures to the benefit of each party hereto and its successors and proper assigns. This Agreement and the rights and obligations hereunder may not be assigned without the consent of the remaining parties hereto. At the Closing, Buyer may designate one or more wholly owned subsidiaries to which the Assets are to be assigned or transferred hereunder, and Sellers may designate one or more wholly owned subsidiaries of IHS to which the Buyer Stock is to be issued.

                  12.3 Effect and Construction of this Agreement. This Agreement and the Exhibits, Schedules and the Transaction Documents embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein. The captions used herein do not constitute part of this Agreement, are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

                  12.4 Notices. All notices and demands required or permitted hereunder shall be in writing and shall be deemed to be properly given or made when personally delivered to the party or parties entitled to receive the notice or two (2) business days after being sent by certified or registered mail, postage prepaid, or the on the next business day if sent for next day delivery by a nationally recognized overnight courier, in either case, properly addressed to the party or parties entitled to receive such notice at the address stated below:

If to Buyer:                  Capstone Pharmacy Services, Inc.
                              2930 Washington Boulevard
                              Baltimore, MD 21230
                              Attention: Dirk Allison

With a copy to:               Harwell Howard Hyne Gabbert & Manner, P.C.
                              1800 First American Center
                              315 Deaderick Street
                              Nashville, TN 37238
                              Attention: Mark Manner, Esq.

If to any Seller or IHS:      Integrated Health Services, Inc.
                              10065 Red Run Boulevard
                              Owings Mills, MD 21117
                              Attn:  Marshall A. Elkins, General Counsel

                                       and

                              Integrated Health Services, Inc.
                              10065 Red Run Boulevard
                              Owings Mills, MD 21117
                              Attn: Brian Davidson, Executive Vice President

With a copy to:               Blass & Driggs, Esqs.
                              461 Fifth Avenue, 19th Floor
                              New York, NY 10017
                              Attn: Michael S. Blass, Esq.

Such  addresses may be changed by providing  written  notice as provided in this
Section 13.4.

                  12.5 Waiver, Discharge, Etc. This Agreement shall not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing executed by IHS on behalf of itself and Sellers and by Buyer. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

                  12.6 Rights of Persons Not Parties. Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and proper assigns of the parties hereto.

                  12.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts executed, delivered and to be fully performed in such State, disregarding any contrary rules relating to the choice or conflict of laws.

                  12.8 Public Announcements. Any general public announcements or similar media publicity with respect to this Agreement or the transactions contemplated herein shall be at such time and in such manner as IHS and Buyer shall determine; provided that nothing herein shall prevent such party, upon as much prior notice to, and opportunity to comment by, the other party as shall be reasonably practicable under the circumstances, from making such written announcements as such party's counsel may consider advisable in order to satisfy the party's legal and contractual obligations in such regard.













                       [SIGNATURES ON THE FOLLOWING PAGE]

                  IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

CAPSTONE PHARMACY SERVICES, INC.


By: /s/Allan Silber
   ------------------------------------------

Its: Chairman and Chief Executive Officer
     ---------------------------------------


INTEGRATED HEALTH SERVICES, INC.


By: /s/Brian K. Davidson
   ----------------------------------------

Its:  Executive Vice President
      -------------------------------------

SYMPHONY PHARMACY SERVICES, INC.


By: /s/Brian K. Davidson
    ----------------------------------------

Its: Executive Vice President
     --------------------------------------

PATIENT CARE PHARMACY, INC.


By: /s/Brian K. Davidson
   -----------------------------------------

Its:  Executive Vice President
      --------------------------------------


AMCARE, INC.


By: /s/Brian K. Davidson
    -----------------------------------------

Its:  Executive Vice President
      ---------------------------------------

AMCARE SANTA BARBARA, INC.


By: /s/Brian K. Davidson
   ----------------------------------------

Its: Executive Vice President
     ---------------------------------------


AMCARE HEALTH SERVICES, INC.


By: /s/Brian K. Davidson
   ------------------------------------------

Its: Executive Vice President
     ----------------------------------------


PATIENT CARE PHARMACY-COLORADO SPRINGS, INC.


By: /s/Brian K. Davidson
   -------------------------------------------

Its:  Executive Vice President
      ----------------------------------------


PHARMACEUTICAL DOSE SERVICES, INC.


By: /s/Brian K. Davidson
   --------------------------------------------

Its:  Executive Vice President
      ------------------------------------------


HEALTHCARE PHARMACY SERVICES OF FLORIDA, INC.


By: /s/Brian K. Davidson
   ---------------------------------------------

Its:  Executive Vice President
      ------------------------------------------


HEALTHCARE PHARMACY SERVICES OF PENNSYLVANIA, INC.


By: /s/Brian K. Davidson
   ---------------------------------------------

Its: Executive Vice President
     --------------------------------------------

HEALTHCARE PHARMACY SERVICES OF TEXAS, INC.


By: /s/Brian K. Davidson
   ----------------------------------------------

Its: Executive Vice President


SUNCOAST PHARMACY SERVICES, INC.


By: /s/Brian K. Davidson
    ---------------------------------------------

Its: Executive Vice President


SYMPHONY HEALTH SERVICES, INC.


By  /s/Brian K. Davidson
   ---------------------------------------------

Its: Executive Vice President
     --------------------------------------------

                               AMENDMENT NO. 1 TO
                            ASSET PURCHASE AGREEMENT


         This Amendment No. 1 to the Asset Purchase Agreement by and between IHS, Sellers and Buyer (each as defined therein), dated as of June 19, 1996 (the "Purchase Agreement") is made this 30th day of July, 1996 by and between the parties to the Purchase Agreement. All terms used but not defined herein shall have the meaning given such terms in the Purchase Agreement.

         WHEREAS, the parties hereto have previously entered into the Purchase Agreement to sell Assets of the Sellers to Buyer;

         WHEREAS, the parties desire to amend the Purchase Agreement to amend the registration rights granted to IHS therein;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound, agree as follows:


1.       Existing Registration Rights.
         -----------------------------

         IHS has piggyback registration rights with respect to certain registrations of Buyer common stock, which rights may apply to previously filed registration statements ("Registration") of Buyer. IHS and Buyer desire to reflect their agreement that the piggyback registration rights of IHS, to the extent they exist, are waived with respect to the Registrations, in exchange for the amendments reflected herein.

2.       Amendment to Section 2.5(a)
         ---------------------------

         The parties hereby amend Section 2.5(a) of the Purchase Agreement by deleting it in its entirety and replacing it with the following:

         (a) Initial Registration. Unless all of the Buyer Stock has been registered pursuant to the terms of Section 2.5(b), as soon as is reasonably practicable but in any event by December 31, 1996, Buyer will cause to be prepared and filed with the Securities and Exchange Commission (the "Commission") (and will thereafter use its best efforts to have declared effective as soon as possible) an underwritten registration statement of all of the Buyer Stock on Form S-3 or its equivalent and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for Buyer and counsel for the holders of the Buyer Stock in order to comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), so as to permit an underwritten public offering and sale by IHS of all or a portion of the Buyer Stock as elected by IHS. Buyer shall give IHS at least 30 days notice prior to filing a registration statement. Buyer shall be entitled to select the underwriter or underwriters for such registration statement. In the event that IHS elects, in its sole discretion, to delay or defer the process, or to sell less than all shares of Buyer Stock owned by IHS, IHS may at any time after December 31, 1996 notify Buyer that it desires that the registration process commence or recommence (as the case may be) as to all or any of said shares, and thereupon Buyer shall commence or recommence (as the case may be) such process promptly and shall file within 60 days of the IHS notification (or prosecute the effectiveness of a registration statement if one is on file for IHS) the registration statement and use its best efforts to cause it to become effective as soon as possible. IHS may require Buyer to, and Buyer shall, file up to a total of two such underwritten registration statements during the two year period following Closing under the Purchase Agreement.


2.       Amendment to Section 2.5(b).
         ----------------------------

         The parties hereby amend Section 2.5(b) of the Purchase Agreement by deleting from the third line of such paragraph the words "on behalf of the Buyer or otherwise" and inserting in its place the following:

         "(i) on behalf of the holders of securities sold by Buyer in a private placement in April 1996 (the "April Holders") pursuant to a demand registration by such April Holders or (ii) any other filing"

and by further amending such section by inserting at the end of such paragraph the following:

         "(except as otherwise set forth in this section). Notwithstanding the foregoing, in the case of a registration statement filed under item
         (ii), to the extent any underwriter or underwriters for such registration statement shall determine that inclusion of all of the securities proposed to be sold would jeopardize the successful sale of such securities, the shares of Buyer Stock shall be excluded from such registration statement prior to the exclusion of the securities of the April Holders." Buyer represents and warrants that there are no holders of shares of its common stock with registration rights not previously included in a registration statement, other than the April Holders and Counsel Corporation. Counsel Corporation has agreed to not exercise its registration rights in a manner which would adversely affect the registration rights of IHS.

3.       Amendment to Section 2.7(a).
         ----------------------------

         The parties hereby amend Section 2.7(a) of the Purchase Agreement to reflect that if the registration is an underwritten offering, Buyer shall be required to maintain the effectiveness of an underwritten registration statement only for a reasonable period of time.

4.       Carve back agreement.
         ---------------------

         In the event that the shares of Buyer Stock that IHS proposes to register in a registration under Section 2.5 is carved back or reduced by an underwriter or by the Buyer, IHS shall be entitled to a shelf registration on Form S-3 in accordance with Section 2.5 (as if not amended) covering the number of shares that were subject to the carve back.

         Intending to be legally bound, the parties have executed this amendment as of the date first above written.



                                   For IHS and the Sellers:

                                   INTEGRATED HEALTH SERVICES, INC.



                                   By: /s/ Brian K. Davidson
                                       -------------------------------
                                        Executive Vice President

                                   For the Buyers:

                                   CAPSTONE PHARMACY SERVICES, INC.

                                   By: /s/ Allan Silber
                                       -------------------------------
                                        President